SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary proxy statement	☐ Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2)).
☒ Definitive proxy statement

☐ Definitive additional materials

☐ Soliciting material under Rule 14a-12

Lexar Media, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

April 29, 2005

To our stockholders:

You are cordially invited to attend the 2005 Annual Meeting of Stockholders of Lexar Media, Inc. to be held at the Fremont Marriott, 46100 Landing Parkway, Fremont, California on Thursday, June 9, 2005 at 10:00 a.m., local time.

The matters to be acted upon at the meeting are described in detail in the accompanying Notice of Annual Meeting of Stockholders and proxy statement.

Please use this opportunity to take part in Lexar’s affairs by voting on the business to come before this meeting. Whether or not you plan to attend the meeting, please complete, date, sign and promptly return the enclosed proxy in the enclosed postage-paid envelope before the meeting so that your shares will be represented at the meeting. Returning the proxy does not deprive you of your right to attend the meeting and to vote your shares in person.

We hope to see you at the meeting.

Sincerely,

Eric B. Stang

President, Chief Executive Officer and

Chairman of the Board Directors

Lexar Media, Inc.

47300 Bayside Parkway

Fremont, California 94538

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To our stockholders:

The 2005 Annual Meeting of Stockholders of Lexar Media, Inc. will be held at the Fremont Marriott, 46100 Landing Parkway, Fremont, California on Thursday, June 9, 2005 at 10:00 a.m., local time.

At the meeting, you will be asked to consider and vote upon the following matters:

1. Election of three Class II directors, each for a term of three years and until his successor has been elected and qualified or until his earlier resignation, death or removal. At the meeting, our board of directors intends to present the following nominees for election as Class II directors:

William T. Dodds

Brian D. Jacobs

Eric B. Stang

2. Reapproval of the Internal Revenue Code Section 162(m) limits of our 2000 Equity Incentive Plan to preserve our ability to receive corporate income tax deductions that may become available pursuant to Section 162(m).

3. Ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2005.

4. Transaction of any other business that may properly come before the meeting or any adjournment or postponement of the meeting.

These items of business are more fully described in the attached proxy statement. Only stockholders of record at the close of business on April 14, 2005 are entitled to notice of and to vote at the meeting or any adjournment or postponement of the meeting.

By Order of the Board of Directors

Eric S. Whitaker

Executive Vice President, General Counsel and Secretary

Fremont, California

April 29, 2005

Whether or not you plan to attend the meeting in person, please complete, date, sign and promptly return the enclosed proxy in the enclosed postage-paid envelope before the meeting so that your shares will be represented at the meeting.

Lexar Media, Inc.

47300 Bayside Parkway

Fremont, California 94538

PROXY STATEMENT

April 29, 2005

The accompanying proxy is solicited on behalf of the board of directors of Lexar Media, Inc., a Delaware corporation, for use at the 2005 Annual Meeting of Stockholders to be held at the Fremont Marriott, 46100 Landing Parkway, Fremont, California on Thursday, June 9, 2005 at 10:00 a.m., local time. We intend to mail this proxy statement and the accompanying form of proxy to stockholders on or about April 29, 2005. Our annual report, which contains our Annual Report on Form 10-K for our fiscal year ended December 31, 2004, is enclosed with this proxy statement.

Record Date; Quorum

Only holders of record of common stock at the close of business on April 14, 2005 will be entitled to vote at the meeting. At the close of business on the record date, we had approximately 79,730,970 shares of common stock outstanding and entitled to vote. A majority of the shares outstanding on the record date, present in person or represented by proxy, will constitute a quorum for the transaction of business at the meeting.

Effect of Abstentions

If stockholders indicate on their proxy card that they wish to abstain from voting, including brokers holding their customers’ shares of record who cause abstentions to be recorded, these shares are considered present and entitled to vote at the Annual Meeting. These shares will count toward determining whether or not a quorum is present. However, these shares will not be taken into account in determining the outcome of any of the proposals.

Effect of “Broker Non-Votes”

If a stockholder does not give a proxy to its broker with instructions as to how to vote the shares, the broker has authority under New York Stock Exchange rules to vote those shares for or against certain “routine” matters, such as the election of directors to our board and the ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm. Brokers cannot vote on their customers’ behalf on “non-routine” proposals such as the reapproval of the Section 162(m) limits of our 2000 Equity Incentive Plan. These rules apply to us notwithstanding the fact that shares of our common stock are traded on the Nasdaq National Market. If a broker votes shares that are unvoted by its customers for or against a proposal, these shares are considered present and entitled to vote at the Annual Meeting. These shares will count toward determining whether or not a quorum is present. These shares will also be taken into account in determining the outcome of all of the “routine” proposals. If a broker chooses to leave these shares unvoted, even on “routine” matters, they will be counted for the purpose of establishing a quorum, but not for determining the outcome of any of the proposals.

Voting Rights; Required Vote

Because brokers cannot vote “unvoted” shares on behalf of their customers for “non-routine” matters, such as the reapproval of the Section 162(m) limits of our 2000 Equity Incentive Plan, it is more important than ever that stockholders vote their shares. If you do not vote your shares, you will not have a say in the important issues to be presented at the 2005 Annual Stockholders Meeting.

Stockholders are entitled to one vote for each share held as of the record date. The Class II directors will be elected by a plurality of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors, which means that the three nominees receiving the highest number of “for” votes will be elected. Stockholders do not have the right to cumulate their votes in the election of directors. Negative votes will not affect the outcome of the election of directors.

Approval of each of all of the other proposals properly submitted for consideration at the Annual Meeting require the affirmative vote of the holders of a majority of the shares entitled to vote that are present in person or represented by proxy at the meeting and are voted for or against the proposal.

The inspector of elections appointed for the meeting will separately tabulate affirmative and negative votes, abstentions and broker non-votes for each proposal.

Voting of Proxies

The proxy card sent with this proxy statement is solicited on behalf of our board of directors. We ask all stockholders to complete, date and sign the proxy card and promptly return it in the enclosed envelope or otherwise mail it to Lexar. All signed, returned proxy cards that are not revoked will be voted in accordance with the instructions in the proxy card. Returned signed proxy cards that give no instructions as to how they should be voted on a particular proposal will be counted as votes “for” that proposal. In the case of the election of the Class II directors, proxy cards that give no instructions as to how they should be voted will be counted as voted “for” the election to the board of each of the nominees presented by the board.

Adjournment of Meeting

If a quorum is not present in order to transact business at the meeting or if we do not receive sufficient votes in favor of the proposals by the date of the meeting, the persons named as proxies in the proxy card may propose one or more adjournments of the meeting to permit further solicitations of proxies. Any adjournment would require the affirmative vote of a majority of the shares present in person or represented by proxy at the meeting.

Expenses of Soliciting Proxies

We will pay the expenses of soliciting proxies for the meeting. After the original mailing of the proxies and other soliciting materials, we and/or our agents may also solicit proxies by mail, telephone, telegraph, facsimile, email or in person. After the original mailing of the proxies and other soliciting materials, we will request that brokers, custodians, nominees and other record holders of our common stock forward copies of the proxy and other soliciting materials to persons for whom they hold shares and request authority for the exercise of proxies. We will reimburse the record holders for their reasonable expenses if they ask us to do so.

Revocability of Proxies

A stockholder may revoke a proxy at any time before it is voted. A proxy may be revoked by signing and returning a proxy with a later date, by delivering a written notice of revocation to us stating that the proxy is revoked or by attending the meeting and voting in person. Please note, however, that if a stockholder’s shares are held of record by a broker, bank or other nominee and that stockholder wishes to vote at the meeting, the stockholder must bring to the meeting a letter from the broker, bank or other nominee confirming the stockholder’s beneficial ownership of the shares and that the broker, bank or other nominee is not voting the shares at the meeting.

PROPOSAL NO. 1—ELECTION OF DIRECTORS

Our board of directors currently consists of eight directors. However, John Rollwagen has resigned from our board of directors effective as of June 1, 2005, and our board will consist of seven directors following the effective date of his resignation. The board is divided into three classes that serve staggered three-year terms. A director serves in office until his or her successor is elected and qualified or until his or her earlier resignation, death or removal. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of an equal number of directors. Mr. Rollwagen is a Class I director, and, as a result of his impending departure from our board of directors, we reassigned Charles Levine from a Class III director to a Class I director in order to more evenly distribute our directors among the three classes.

Three Class II directors are to be elected at the meeting for a three-year term ending in 2008. The board has nominated William T. Dodds, Brian D. Jacobs and Eric B. Stang for reelection as the Class II directors. Shares represented by the accompanying proxy will be voted “for” the election of the three nominees recommended by the board unless the proxy is marked to withhold authority to vote. Proxies cannot be voted for a greater number of persons than the number of nominees named. If any nominee for any reason is unable to serve or for good cause will not serve, the proxies may be voted for such substitute nominee as the proxy holder may determine. We are not aware of any nominee who will be unable to or for good cause will not serve as a director.

Directors/Nominees

The table below presents information about the nominees as of the date of this proxy statement.

Name of Director	Age	Principal Occupation	Director Since
William T. Dodds	57	Vice President of The Woodbridge Company Limited; Vice President and Secretary of Thomvest Holdings LLC	1998

Brian D. Jacobs	43	General partner of Emergence Capital Partners	1998

Eric B. Stang	45	President, Chief Executive Officer and Chairman of the board of directors of Lexar	2000

The table below presents information about each director whose term of office continues after the meeting.

Name of Director	Age	Principal Occupation	Term Expires
Petro Estakhri	47	Chief Technology Officer and Executive Vice President, Engineering of Lexar	2006

Robert Hinckley	57	Consultant and adviser	2006

Charles E. Levine	52	Director	2007

Mary Tripsas	43	Assistant Professor at the Harvard Business School	2007

William T. Dodds has served as a member of our board of directors since February 1998. Since February 1980, Mr. Dodds has been a Vice President of The Woodbridge Company Limited, a Toronto, Canada based holding company. The Woodbridge Company Limited owns a majority interest in The Thomson Corporation, an information publishing company. Mr. Dodds is also Vice President and Secretary of Thomvest Holdings LLC, a venture capital firm. Mr. Dodds also serves on the boards of directors of several private companies. Mr. Dodds holds a B.A. in economics from the University of Waterloo and has a Canadian Chartered Accountant’s Designation.

Brian D. Jacobs has served as Lead Director of our board of directors since March 2003 and as a member of our board of directors since February 1998. Mr. Jacobs is the founder and Managing General Partner of

Emergence Capital Partners, a venture capital firm. Prior to founding Emergence Capital Partners in January 2003, Mr. Jacobs was a general partner and Executive Vice President of St. Paul Venture Capital, Inc., a venture capital firm, since 1992. Mr. Jacobs serves on the boards of directors of several private companies. Mr. Jacobs hold a B.S. and an M.S. in mechanical engineering from the Massachusetts Institute of Technology and an M.B.A. from Stanford University.

Eric B. Stang has served as the Chairman of our board of directors since April 2003, as President and Chief Executive Officer since July 2001 and as a member of our board of directors since January 2000. Mr. Stang previously served as our Chief Operating Officer from the time he joined us in November 1999 until July 2001. From June 1998 to November 1999, Mr. Stang was Vice President and General Manager of the Radiation Therapy Products Division of ADAC Laboratories, a medical equipment and software company. From April 1990 to May 1998, he worked for Raychem Corporation, a material science company, where his last position was Director of Operations and Division Manager, Materials Division. Prior to joining Raychem, Mr. Stang co-founded Monitor Company Europe Limited, an international strategic consulting firm, and worked for McKinsey & Company as a management consultant. Mr. Stang holds a B.A. in economics from Stanford University and an M.B.A. from the Harvard Business School.

Petro Estakhri has served as our Chief Technology Officer since April 1999 and as our Executive Vice President, Engineering since August 1997. Mr. Estakhri has served as a member of our board of directors since August 1997, and was the Chairman of our board of directors from August 1997 to July 2001. Mr. Estakhri also served as our Vice President, Systems from September 1996 to August 1997. From January 1993 to August 1996, Mr. Estakhri served as the Senior Director of Mass Storage Controller Engineering at Cirrus Logic, Inc., a supplier of semiconductors for Internet entertainment electronics. Mr. Estakhri is a co-author of many patents related to magnetic media, flash storage controller and systems architecture. Mr. Estakhri holds a B.S. and an M.S. in electrical and computer engineering from the University of California at Davis.

Robert Hinckley has served as a member of our board of directors since April 2003. Since October 2001, Mr. Hinckley has been independently employed. From September 1999 to October 2001, Mr. Hinckley served as an adviser to Xilinx, Inc., a supplier of programmable logic solutions. From November 1991 to September 1999, Mr. Hinckley was Vice President, Strategic Plans and Programs, General Counsel and Secretary of Xilinx, and in 1994 was the company’s Chief Operating Officer. From 1988 to 1990, Mr. Hinckley was the Senior Vice President and Chief Financial Officer of Spectra Physics, Inc., a supplier of laser products. Mr. Hinckley holds a B.S. in engineering from the U.S. Naval Academy and a J.D. from Tulane University Law School.

Charles E. Levine has served as a member of our board of directors since June 2004. Mr. Levine retired in September 2002 from his position as President of Sprint PCS, a wireless communications company. From January 1997 to September 2002, Mr. Levine held various positions with Sprint PCS. From October 1994 to September 1996, he served as President of Octel Link, a voice mail equipment and services provider, and as a Senior Vice President of Octel Services, a provider of voice systems services. Mr. Levine also serves on the boards of directors of At Road, Inc., a wireless applications provider, Sierra Wireless Inc., a wireless solutions provider, Somera Communications, a provider of telecommunications infrastructure equipment and services, and Viisage Technology Inc., a biometrics and computer networks company. Mr. Levine holds a B.A. in economics from Trinity College and an M.B.A. from the Kellogg School of Management at Northwestern University.

Mary Tripsas has served as a member of our board of directors since April 2003. Since July 1999, Ms. Tripsas has been an Assistant Professor of Business Administration at the Harvard Business School. From July 1995 to June 1996, Ms. Tripsas was a lecturer, and from July 1996 to June 1999, an Assistant Professor of Management at the Wharton School at the University of Pennsylvania. Ms. Tripsas holds a B.S. from the University of Illinois at Urbana, an M.B.A. from the Harvard Business School and a Ph.D. from the MIT Sloan School of Management.

Composition of Board of Directors

Our certificate of incorporation and bylaws provide that our board of directors will be divided into three classes, Class I, Class II and Class III, which serve staggered three-year terms. The Class II directors, Messrs.

Dodds, Jacobs and Stang, will stand for reelection at the 2005 annual meeting of stockholders, as described in this proxy statement. The Class III directors, Messrs. Estakhri and Hinckley, will stand for reelection at the 2006 annual meeting of stockholders. Mr. Levine and Ms. Tripsas will stand for reelection as Class I directors at the 2007 annual meeting of stockholders, with Mr. Rollwagen resigning from our board as a Class I director effective as of June 1, 2005. As a result of the classified nature of our board, only one class of directors will be elected at each annual meeting of our stockholders, with the other classes continuing for the remainder of their respective terms. This classification of our board could make it more difficult for a third party to acquire, or could discourage a third party from acquiring, control of Lexar.

Director Independence and Lead Director

Our board of directors currently consists of eight directors, six of whom are independent directors as defined by the rules of The Nasdaq Stock Market. Upon the effectiveness of Mr. Rollwagen’s resignation, five of our seven directors will qualify as independent directors. One of our independent directors, Brian D. Jacobs, has served as our Lead Director since March 2003.

Executive Sessions of our Independent Directors

Our independent directors regularly (at least no less than twice each year) schedule executive sessions of the board of directors and of each committee in which management does not participate. The Lead Director or the respective committee chairman or designate presides at each executive session.

Corporate Governance

In 2004, we adopted our Corporate Governance Principles and Guidelines, which are available on the governance section of the investor relations page of our website (www.lexar.com). In addition, the charters that have been adopted for each of the audit, compensation and governance and nominating committees are also available on the governance section of the investor relations page of our website (www.lexar.com).

We are committed to promoting high standards of ethical business conduct. Our Code of Conduct and Ethics is applicable to all of the representatives of our company, including our executive officers and all other employees of our company and our subsidiary companies, as well as to our directors. A copy of our Code is available on the governance section of the investor relations page of our website (www.lexar.com). Any substantive amendments to the Code and any grant of a waiver from a provision of the Code requiring disclosure under applicable SEC or Nasdaq rules will be disclosed on our website.

Any stockholder who wishes to communicate directly with our board of directors may do so by writing to Lexar Board of Directors, Attn: Compliance Officer, 47300 Bayside Parkway, Fremont, California 94538. The letter should state the stockholder’s name and, if the stockholder’s shares are held in street name, evidence of the stockholder’s share ownership. Our Compliance Officer is responsible for reviewing all such correspondence and regularly forwarding to the non-employee directors a summary of all correspondence as well as copies of all correspondence that, in the opinion of the Compliance Officer, deal with the function of the board or committees thereof or that the Compliance Officer otherwise determines requires the attention of the board. Directors may, at any time, review a log of all correspondence that we receive which is addressed to the board and request copies of any such correspondence. In addition, concerns relating to accounting, internal controls or auditing matters are brought immediately to the attention of the audit committee and are handled in accordance with procedures established by the audit committee with respect to such matters.

Board of Directors Meetings and Committees

During 2004, the board of directors met eight times, including telephone conference meetings. No director attended fewer than 75% of the total number of meetings of the board and the total number of meetings held by all committees of the board on which such director served during the time he or she served.

Standing committees of the board include an audit committee, a compensation committee, a governance and nominating committee and a litigation committee.

Audit Committee.    The current members of the audit committee are William T. Dodds, Robert Hinckley and Mary Tripsas. Ms. Tripsas was appointed to the audit committee in April 2004 in connection with the rotation of Mr. Rollwagen from the audit committee to the compensation committee. Messrs. Dodds and Hinckley and Ms. Tripsas are each independent directors as defined by the rules of The Nasdaq Stock Market. Our board of directors has determined that Messrs. Dodds and Hinckley are each an “audit committee financial expert” as defined by the Securities and Exchange Commission.

The audit committee was established in January 2000 and met thirteen times during 2004. The audit committee has responsibility for, among other things: evaluating the performance of our independent registered public accounting firm; determining the engagement of our independent registered public accounting firm; recommending to stockholders whether to retain or terminate the engagement of our existing independent registered public accounting firm or to appoint and engage a new independent registered public accounting firm; reviewing and approving the retention of our independent registered public accounting firm to perform any proposed permissible non-audit services; reviewing the financial statements to be included in our Annual Report on Form 10-K; and discussing with management and our independent registered public accounting firm the results of the annual audit and the results of the independent registered public accounting firm’s reviews of our quarterly financial statements.

Compensation Committee.    The current members of the compensation committee are William T. Dodds, Brian D. Jacobs and John A. Rollwagen. Mr. Rollwagen was appointed to the compensation committee in April 2004 in connection with the rotation of Mr. Hinckley from the compensation committee to the governance and nominating committee. Mr. Rollwagen will no longer be a member of the compensation committee upon the effectiveness of his resignation from our board on June 1, 2005. Our board of directors plans to appoint an additional independent director to the compensation committee prior to the effective date of his resignation. Messrs. Dodds and Jacobs are each independent directors as defined by the rules of The Nasdaq Stock Market, non-employee directors within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934 and “outside directors” within the meaning of Section 162(m) of the Internal Revenue Code.

The compensation committee was established in January 2000 and met ten times during 2004 and acted by written consent three times. The compensation committee reviews salaries and incentive compensation for our officers and employees. The compensation committee also administers the issuance of stock options and other awards under our 2000 Equity Incentive Plan and our 2000 Employee Stock Purchase Plan.

Governance and Nominating Committee.    The current members of the governance and nominating committee are Robert Hinckley, Brian D. Jacobs, Charles Levine and John A. Rollwagen. Mr. Hinckley was appointed to the governance and nominating committee in April 2004 in connection with the rotation of Ms. Tripsas from the governance and nominating committee to the audit committee. Mr. Levine was appointed to the governance and nominating committee in June 2004 in connection with his appointment to our board of directors. Mr. Rollwagen will no longer be a member of the governance and nominating committee upon the effectiveness of his resignation from our board on June 1, 2005, and our governance and nominating committee will consist of three independent directors following the effective date of his resignation. Messrs. Hinckley, Jacobs and Levine are each independent directors as defined by the rules of The Nasdaq Stock Market.

The governance and nominating committee was established in February 2003 and met seven times during 2004. The governance and nominating committee identifies, evaluates and nominates candidates for appointment or election as members of our board, makes recommendations regarding the structure and composition of our board and advises and makes recommendations to our board on matters concerning corporate governance.

Our bylaws contain provisions that address the process by which a stockholder may nominate an individual to stand for election to our board at our annual meeting of stockholders. To date, we have not received any recommendations from stockholders requesting that the governance and nominating committee, or, prior to the establishment of the committee in February 2003, our board, consider a candidate for inclusion among the slate of nominees presented at our annual meeting of stockholders. The governance and nominating committee will consider qualified candidates for director suggested by our stockholders. Stockholders can suggest qualified candidates for director by writing to our corporate secretary at 47300 Bayside Parkway, Fremont, California 94538. Submissions that are received that meet the criteria outlined below will be forwarded to the chairman of the governance and nominating committee for further review and consideration. Such stockholder submissions should be forwarded to our corporate secretary at least six months prior to the 2006 Annual Meeting to ensure time for meaningful consideration by the governance and nominating committee. The committee will review periodically whether a more formal policy regarding stockholder nominations should be adopted.

In evaluating director nominees, we believe that the director nominees should meet the following minimum criteria:

•	our directors should possess such knowledge, experience, skills, expertise and diversity as may enhance our board’s ability to manage and direct our affairs and business, including, when applicable, as may enhance the ability of committees of the board to fulfill their duties;

•	our directors should be willing to devote sufficient time to carrying out their duties and responsibilities effectively; and

•	our directors should be committed to serve on the board for an extended period of time.

The governance and nominating committee also believes it appropriate for at least one member of the board of directors to meet the criteria for an “audit committee financial expert,” as defined by SEC rules, and that a majority of the members of the board meet the definition of an “independent director” under rules of The Nasdaq Stock Market. The governance and nominating committee also believes it appropriate for certain members of our management to participate as members of the board.

In evaluating director nominees, the governance and nominating committee may also consider such other factors as it may deem are in the best interests of Lexar and our stockholders. The governance and nominating committee’s goal is to assemble a board that encompasses a variety of perspectives and skills derived from high-quality business and professional experience.

The governance and nominating committee identifies nominees for the class of directors being elected at each annual meeting of stockholders by first evaluating the current members of such class of directors willing to continue in service. Current members of the board with skills and experience that are relevant to our business and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of the board with that of obtaining a new perspective. If any member of such class of directors does not wish to continue in service or if the governance and nominating committee or the board decides not to re-nominate a member of such class of directors for re-election, the governance and nominating committee identifies the desired skills and experience of a new nominee in light of the criteria set forth above. Current members of the governance and nominating committee and board are polled for suggestions as to individuals meeting the criteria of the governance and nominating committee. Research may also be performed to identify qualified individuals. In the past, we have engaged third party search firms to identify and assist in recruiting potential nominees to the board.

Although we do not have a formal policy regarding attendance by members of the board at our annual meeting of stockholders, we encourage directors to attend.

In addition, we do not have a formal policy requiring the rotation of committee members at certain set intervals because the board believes that there are significant benefits attributable to continuity and experience gained in service on a particular committee over time. However, we do consider committee rotation periodically, and, in April 2004, Mr. Hinckley replaced Ms. Tripsas on the governance and nominating committee, Ms. Tripsas replaced Mr. Rollwagen on the audit committee and Mr. Rollwagen replaced Mr. Hinckley on the compensation committee. After any committee rotation, the new composition of the committees will continue to satisfy the requirement that each committee member be an independent director as defined by the rules of The Nasdaq Stock Market, that each member of the compensation committee be a non-employee director within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934 and an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code and that the audit committee include a financial expert as defined by the Securities and Exchange Commission.

Litigation Committee.    The current members of the litigation committee are William T. Dodds, Robert Hinckley and Brian D. Jacobs. Messrs. Dodds, Hinckley and Jacobs are each independent directors as defined by the rules of The Nasdaq Stock Market.

The litigation committee was established in March 2005, and, as a result, there were no meetings of this committee in 2004. The litigation committee will meet, as necessary, to determine or recommend to our board of directors the terms of settlement of any of our legal proceedings, the long-term strategy to be used by us in connection with any legal proceedings and any other litigation matters as from time to time may be directed by our board of directors.

Director Compensation

Our non-employee directors receive cash compensation for their services as directors and are reimbursed for their reasonable and necessary expenses in attending board and committee meetings. In 2004, each non-employee director received the following cash compensation: (1) a $20,000 retainer; (2) an additional $5,000 for each committee position held by such director; (3) an additional $5,000 for each committee of which the director is a chair; and (4) an additional $5,000 for the director who serves as lead director.

In addition, each non-employee director is eligible to receive automatic and non-discretionary grants under our 2000 Equity Incentive Plan. Each non-employee director who becomes a member of our board of directors will be granted an option to purchase 50,000 shares of our common stock as of the date the director becomes a member of the board. Immediately after each annual meeting of our stockholders, each non-employee director will automatically be granted an additional option to purchase 25,000 shares of our common stock if the director has served continuously as a member of our board since the date of the director’s initial grant and for a period of at least one year before the annual meeting. The board may also make discretionary supplemental grants to a non-employee director who has served for less than one year from the date of such director’s initial grant; provided that no such director may receive options to purchase more than 75,000 shares of our common stock in any calendar year pursuant to the above described provisions of our 2000 Equity Incentive Plan. Each option granted to a director under our 2000 Equity Incentive Plan has a ten-year term and will terminate three months after the date the director ceases to be a director or consultant for any reason except death, disability or cause, twelve months if the termination is due to death or disability or immediately if the termination is for cause. The options will vest and become exercisable as to 25% of the shares on the one-year anniversary of the date of grant and as to 2.0833% of the shares each month thereafter, so long as the non-employee director remains a director or consultant. In the event of our liquidation or dissolution or a change in control transaction, the options granted to each non-employee director under this plan will become fully vested and exercisable.

In May 2004, upon completion of our 2004 annual meeting of stockholders, we granted each of Messrs. Dodds, Hinckley, Jacobs and Rollwagen and Ms. Tripsas a nonqualified stock option to purchase 25,000 shares of our common stock at an exercise price of $9.68 per share, which grant was automatically made pursuant to the terms of our 2000 Equity Incentive Plan. In June 2004, upon joining our board of directors, we granted Mr. Levine a nonqualified stock option to purchase 50,000 shares of our common stock at an exercise price of $9.17 per share, which grant was automatically made pursuant to the terms of our 2000 Equity Incentive Plan.

The board unanimously recommends a vote for the election of each nominated director.

PROPOSAL NO. 2— REAPPROVAL OF THE SECTION 162(M) LIMITS OF THE 2000 EQUITY INCENTIVE PLAN

General

Our 2000 Equity Incentive Plan, or the Plan, was adopted by the board and approved by our stockholders and provides for: (i) the granting to employees (including officers and employee directors) of incentive stock options, or ISOs, within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, or IRC; (ii) the granting to employees, officers, directors, consultants, independent contractors and advisors of nonqualified stock options, or NQSOs; (iii) the granting of stock awards; and (iv) automatic grants of nonqualified stock options to non-employee directors. The copy of the Plan is attached to this Proxy Statement as Appendix A.

We believe that our future success and our ability to remain competitive are dependent on our continuing to recruit, retain and motivate highly skilled management, sales, marketing and engineering personnel. Competition for these people in our industry is intense. Traditionally, a cornerstone of our method for attracting and retaining top caliber employees has been our equity-based compensation programs, including the grant of stock options under the plan. Allowing employees to participate in owning shares of our common stock helps align the objectives of our stockholders and employees and is important in attracting, motivating and retaining the highly skilled personnel that are essential to our success.

Proposal

In April 2005, the board directed us to submit the material terms of the Plan to our stockholders for reapproval of the share grant limitations for purposes of Section 162(m) of the IRC. The material terms of the Plan are described below under “Summary of the 2000 Equity Incentive Plan.” No changes are being proposed with regard to the terms of the Plan at this time.

We are asking our stockholders to approve the material terms of the plan to preserve corporate income tax deductions that may become available to us pursuant to Section 162(m). We are asking the stockholders for this approval so that we may deduct for federal income tax purposes gains attributable to the exercise of options and the vesting of stock which when added to the compensation payable by Lexar is in excess of $1.0 million and that may be paid to certain executive officers in any single year. Compensation includes cash compensation; ordinary income arising from the exercise of NQSOs, restricted stock awards and stock bonuses; and ordinary income arising from disqualifying dispositions of ISOs.

Pursuant to Section 162(m), we generally may not deduct for federal income tax purposes compensation paid to certain executive officers to the extent that any of these persons receive more than $1.0 million in compensation in any single year. However, if the compensation qualifies as “performance-based” for Section 162(m) purposes, we may deduct it for federal income tax purposes even if it exceeds $1.0 million in a single year. Options granted under the plan are generally designed to qualify as “performance-based” compensation within the meaning of Section 162(m). For these options to continue to qualify as “performance-based” compensation under Section 162(m), our stockholders must approve the material terms of the Plan at the annual meeting. Gains from restricted stock awards generally will not be deductible.

We believe that we must retain the flexibility to respond to changes in the market for top executive officers and offer compensation packages that are competitive with those offered by others in our industry. In the event we are motivated by competitive forces to offer compensation in excess of $1.0 million to executive officers, the board believes it would be in our best interests and those of our stockholders to be able to deduct such compensation for federal income tax purposes.

In order to comply with the stockholder approval requirements of Section 162(m), if stockholder approval of this proposal is not obtained, we will not make any further grants under the Plan to our Chief Executive Officer and our four other most highly compensated executive officers determined as of the end of the last fiscal year, or their successors, until such time, if any, as stockholder approval of a subsequent similar proposal is obtained.

The board unanimously recommends a vote for reapproval of the Section 162(m) limits of our 2000 Equity Incentive Plan.

Summary of the 2000 Equity Incentive Plan

The following summary of the Plan as currently in effect is qualified in its entirety by the specific language of the Plan.

Purpose.    Our board and stockholders previously adopted the Plan to enable our employees and consultants to own shares and take advantage of the tax benefits allowed to employer stock plans under the IRC.

Shares Reserved for Issuance Under the Plan.    As of April 14, 2005, the total number of shares reserved for issuance under the Plan was 4,125,036 shares and approximately 298 employees and directors were eligible to participate in the Plan. Annually, an additional number of shares are reserved for issuance under the Plan on the first day of our fiscal year in an amount such that the shares available for grant under the Plan as of that date equals 5% of our outstanding shares of common stock on December 31 of the previous year; provided that no more than 50,000,000 shares may be issued as ISOs during the term of the Plan.

The shares may be authorized but unissued or reacquired shares. We will adjust the number of shares available for grant under the Plan (and any outstanding options and the per-person numerical limits on options) as appropriate to reflect any stock splits, stock dividends, recapitalizations or other changes to our capital structure.

Plan Administration.    The Plan is administered by the compensation committee of the board or by the board acting as the compensation committee. Except for automatic grants to non-employee directors, the compensation committee will have full power to implement and carry out the Plan.

Eligibility.    Employees, officers, directors, consultants, independent contractors and advisors of Lexar or any parent or subsidiary are eligible to receive NQSOs and stock awards. Only our employees and those of any parent or subsidiary, including officers and directors who are also employees, are eligible to receive ISOs. The compensation committee has the authority to select, or to delegate the authority to select, the employees and consultants who receive options under the Plan.

Description of Options.    Subject to the Plan limitations, the compensation committee has discretion to determine the terms of each option and the number of shares covered by each option. However, no single Plan participant may receive options covering more than a total of 2,000,000 shares during any fiscal year, other than new employees of Lexar or any parent or subsidiary who are eligible to receive up to a maximum of 3,000,000 shares in the calendar year in which they commence their employment. Also, the total fair market value of the shares (as of the date of grant) with respect to which ISOs are exercisable for the first time by any participant during any calendar year may not exceed $100,000.

Type of Stock Option Grants Permitted.    The Plan permits us to grant ISOs and NQSOs. After we grant an option, the principal differences to the participant between an ISO and a NQSO relate to federal income tax consequences.

Description of Stock Awards.    Stock awards are shares of our common stock that may be fully vested or may vest in accordance with terms and conditions established by the compensation committee. Unvested shares are subject to forfeiture, or if the awards were originally purchased, to our right of repurchase at the original purchase price. The purchase price and number of shares subject to a stock award granted to a participant will be determined by the compensation committee; provided that the purchase price for an award to a 10% stockholder must be 100% of fair market value. The compensation committee determines the fair market value as provided in the Plan, but fair market value generally is the closing sale price of our common stock on the Nasdaq National Market on the applicable date.

Automatic Grants to Non-Employee Directors.    Each non-employee director who first becomes a member of the board will automatically be granted an option for 50,000 shares, or an Initial Grant, on the date such person first becomes a member of the board. Immediately following each annual meeting of stockholders, each non-employee director will automatically be granted an option for 25,000 shares, provided the non-employee director is a member of the board on such date and has served continuously as a member of the board for a period of at least one year since the date of such non-employee director’s initial grant. The board may also make discretionary supplemental grants to a non-employee director who has served for less than one year from the date of such director’s initial grant; provided that no such director may receive options to purchase more than 75,000 shares of our common stock in any calendar year pursuant to the above described provisions of the Plan. Each automatic option grant to a non-employee director will vest and become exercisable as to 25% of the shares on the one-year anniversary of the date of grant and as to 2.0833% of the shares each month thereafter, so long as the non-employee director remains a director or consultant. The exercise price of such option grant will be the fair market value of the shares on the date of grant. In the event of our liquidation or dissolution or a change in control transaction, the options granted to each non-employee director under the Plan will become fully vested and exercisable.

Written Agreements.    A written agreement between the Plan participant and us represents each option and stock award that the compensation committee awards under the Plan. An option agreement includes the following information:

•	The exercise price of the option;

•	The expiration date of the option;

•	The number of shares covered by the option;

•	Any conditions to the exercise of the option; and

•	Any other terms and conditions that the compensation committee determines in its sole discretion.

The option agreement also will specify whether an option is an ISO or a NQSO. A stock award agreement will reflect the terms and conditions of the related award.

Exercise Price.    The compensation committee determines the option exercise price of each option. However, the exercise price may not be less than 85% of the fair market value of the shares on the date of grant; provided however, that the exercise price of an ISO will not be less than 100% of the fair market value of the shares on the date of grant; and the exercise price of any ISO granted to a person who is also a 10% stockholder of our common stock will not be less than 110% of the fair market value of the shares on the date of grant.

Each option is exercisable at the time or times and under the restrictions and conditions that the compensation committee determines in its discretion; provided, however, that no option will be exercisable after the expiration of 10 years from the date the option is granted; and provided, further, that no ISO granted to a person who directly or by attribution owns more than 10% of the total combined voting power of all classes of our stock or any parent or subsidiary of ours will be exercisable after the expiration of five years from the date the ISO is granted. After an option has been granted, the compensation committee may accelerate the exercisability of the option.

Effect of Dissolution, Merger or Asset Sale.    Except for automatic grants to non-employee directors, if there is a proposed sale of all or substantially all of our assets, or a merger with or into another corporation, or a dissolution or liquidation (each, a “Corporate Transaction”), (i) the vesting of all outstanding awards will accelerate as to an additional 25% of the shares that are unvested on the date of the Corporate Transaction and (ii) thereafter, subject to specified exceptions, all unvested shares subject to outstanding awards will continue to vest in equal monthly installments over the remaining original vesting term as set forth in the award agreement. Upon the occurrence of a Corporate Transaction, any or all outstanding awards under the Plan may be assumed by the successor corporation (if any), which assumption will be binding on all Plan participants. The successor corporation (if any) may also substitute equivalent awards or may issue, in place of outstanding shares, substantially similar shares or other property subject to repurchase restrictions no less favorable to the Plan participant. In the event that the successor corporation (if any) does not agree to assume or substitute the outstanding options or stock awards, the options or stock awards will expire on such transaction at such time and on such conditions as the compensation committee may determine. The compensation committee may also, in its sole discretion, provide that the vesting of any or all awards granted under the Plan will accelerate upon the occurrence of a transaction. If the compensation committee exercises such discretion with respect to options, such options will become exercisable in full prior to the consummation of such event at such time and on such conditions as the committee determines, and if such options are not exercised prior to the consummation of the Corporate Transaction, they shall terminate at such time as determined by the committee.

Termination.    With respect to options granted under the Plan, in the event that a Plan participant’s employment or other relationship with us is terminated for cause, the Plan participant is not entitled to exercise any options after termination. In the event that a Plan participant’s employment or other relationship with us is terminated for any other reason except death or disability, then the participant may exercise his or her options, to the extent such options were exercisable at the date of termination, at any time within three months after termination (or such shorter or longer time period not exceeding five years as may be determined by the compensation committee, but in no event after the expiration of the original term of the option). In the event that a Plan participant’s employment or other relationship with us is terminated due to death or disability, then the participant or his or her legal representative may exercise his or her options, to the extent such options were exercisable at the date of termination, at any time within twelve months after termination (or such shorter or longer time period not exceeding five years as may be determined by the compensation committee, but in no event after the expiration of the original term of the option). In the case of an ISO, any exercise beyond three months (or one year if the termination is the result of death or disability) will convert the ISO into a NQSO. With respect to stock awards granted under the Plan, if the stock awards are subject to forfeiture restrictions, they must be returned to us upon termination of service for any reason. An employment or other relationship will not be considered terminated in the event of certain leaves of absence or transfers between our affiliated entities and us. In addition, if an employee’s status with us changes from employee to consultant, any unexercised ISO held automatically converts to a NQSO on the 91st day after the change of status.

U.S. Federal Income Tax Consequences

Incentive Stock Options.    An optionee who is granted an incentive stock option does not recognize taxable income at the time the option is granted or upon its exercise, although the exercise may subject the optionee to the alternative minimum tax. Upon a disposition of the shares more than two years after grant of the option and one year after exercise of the option, any gain or loss is treated as long-term capital gain or loss. If these holding periods are not satisfied, the optionee recognizes ordinary income at the time of disposition equal to the difference between the exercise price and the lower of (i) the fair market value of the shares at the date of the option exercise or (ii) the sale price of the shares. Any gain or loss recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income is treated as long-term or short-term capital gain or loss, depending on the holding period. Long-term capital gains are grouped and netted by holding periods. Net capital gains tax on assets held for more than twelve months is currently capped at 20%. Capital losses are allowed in full against capital gains and up to $3,000 against other income. A different rule for measuring ordinary income upon such a premature disposition may apply if the optionee is also our officer, director, or 10% stockholder. We are entitled to a deduction in the same amount as the ordinary income recognized by the optionee.

Nonqualified Stock Options.    An optionee does not recognize any taxable income at the time he or she is granted a NQSO. Upon exercise, the optionee recognizes taxable income generally measured by the excess of the then fair market value of the shares over the exercise price. Any taxable income recognized in connection with an option exercise by our employee is subject to tax withholding by us. We are generally entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Upon a disposition of such shares by the optionee, any difference between the sale price and the optionee’s exercise price, to the extent not recognized as taxable income as provided above, is treated as long-term or short-term capital gain or loss, depending on the holding period.

Stock Awards.    If the stock award is subject to vesting, then unless the participant elects to be taxed at the time of receipt of the award, the participant will not have taxable income upon the receipt of the award, but will recognize ordinary income equal to the fair market value of the shares or cash at the time of vesting. As the shares vest, the participant will recognize ordinary income equal to the difference between the fair market value of the shares at the date of vesting and the purchase price. Any gain or loss recognized upon any later disposition of the shares generally will be a capital gain or loss. We are generally entitled to a deduction in the same amount as the ordinary income recognized by the optionee.

The foregoing is only a summary of the effect of federal income taxation upon optionees, stock award recipients and us with respect to the grant and exercise of options, and the grant of stock awards under the Plan. Reference should be made to the applicable provisions of the IRC. In addition, the summary does not purport to be complete, and does not discuss the tax consequences of the Plan participant’s death or the provisions of the income tax laws of any municipality, state or foreign country in which the Plan participant may reside.

Plan Benefits

The future grant of options under the plan to:

•	our Chief Executive Officer;

•	the three other most highly compensated executive officers who were serving as executive officers as of December 31, 2004;

•	all current executive officers as a group; and

•	all current employees (excluding executive officers), as a group,

are not determinable in advance because these grants are subject to the discretion of the compensation committee. Each non-employee director who first becomes a member of the board will automatically be granted an option for 50,000 shares on the date such person first becomes a member of the board. Immediately following each annual meeting of stockholders, each non-employee director will automatically be granted an option for 25,000 shares, provided the non-employee director is a member of the board on such date and has served continuously as a member of the board for a period of at least one year since the date of such non-employee director’s initial grant. The board may also make discretionary supplemental grants to a non-employee director who has served for less than one year from the date of such director’s initial grant; provided that no such director may receive options to purchase more than 75,000 shares of our common stock in any calendar year pursuant to the above described provisions of the Plan.

History of Grants Under the Plan

Our Chief Executive Officer, the three other most highly compensated executive officers who were serving as executive officers as of December 31, 2004, our current executive officers as a group, our current non-employee directors as a group and our current employees (excluding executive officers and directors) as a group have been granted awards under the Plan, over the life of the Plan, through April 14, 2005, as follows:

Name and Position	Number of Securities Underlying Awards
Eric B. Stang President, Chief Executive Officer and Chairman of the Board of Directors	3,080,000
Petro Estakhri Chief Technology Officer and Executive Vice President, Engineering	3,500,000
Brian T. McGee Vice President, Finance and Chief Financial Officer	580,000
Eric S. Whitaker Executive Vice President, Corporate Strategy, General Counsel and Secretary	1,675,000
All current executive officers (4 persons)	8,835,000
All current non-employee directors (6 persons)	675,000
All current employees (excluding executive officers)	12,440,850

PROPOSAL NO. 3—RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee of the board of directors has selected PricewaterhouseCoopers LLP as the independent registered public accounting firm to perform the audit of our financial statements for our fiscal year ending December 31, 2005, and our stockholders are being asked to ratify the audit committee’s selection. PricewaterhouseCoopers LLP or its predecessor has audited our financial statements since our fiscal year ended December 31, 1997. Representatives of PricewaterhouseCoopers LLP will be present at the meeting, will have the opportunity to make a statement at the meeting if they desire to do so and will be available to respond to appropriate questions.

Principal Accountant Fees and Services

The following table summarizes the aggregate fees for professional services rendered for us by PricewaterhouseCoopers LLP for the years ended December 31, 2003 and 2004:

	2003	2004
Audit Fees	$487,000	$1,994,445
Audit-Related Fees	14,000	15,000
Tax Fees	63,000	95,745
All Other Fees	0	275,059

Total	$564,000	$2,380,249

Audit Fees.    The audit fees for the years ended December 31, 2003 and 2004, respectively, were for professional services rendered for the audits of our consolidated financial statements, statutory and subsidiary audits, issuance of comfort letters, consents and assistance with review of documents filed with the SEC. In addition, audit fees for the year ended December 31, 2004 include fees for the audit of internal control over our financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act of 2002.

Audit-Related Fees.    The audit-related fees for the year ended December 31, 2003 were for advisory services in connection with our preliminary assessment of our readiness to meet the provisions of Section 404 of the Sarbanes-Oxley Act of 2002 pertaining to internal control over financial reporting for the year ended December 31, 2004. For the year ended December 31, 2004, audit-related fees were for services related to the registration of our securities.

Tax Fees.    Tax fees for the years ended December 31, 2003 and 2004, respectively, were for services related to tax compliance, including the preparation of tax returns and tax planning and tax advice.

All Other Fees.    Other fees for the year ended December 31, 2004 were for the audit of third party compliance with contractual obligations to us.

Audit Committee Pre-Approval Policies and Procedures.    The services performed by PricewaterhouseCoopers LLP in 2003 and 2004 were pre-approved by our audit committee in accordance with the requirements of the committee’s charter. Pre-approval is generally provided at regularly scheduled meetings.

The board recommends a vote for ratification of the selection of PricewaterhouseCoopers LLP.

REPORT OF THE AUDIT COMMITTEE

The following is the report of the audit committee with respect to our audited financial statements for our fiscal year ended December 31, 2004. The material in this report is not “soliciting material,” is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference in any of our filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date of this proxy statement and irrespective of any general incorporation language in any filings.

Each of the members of the audit committee is “independent” as defined by the rules of The Nasdaq Stock Market. The committee has adopted a charter for pre-approving services to be provided by PricewaterhouseCoopers LLP, our independent registered public accounting firm. A copy of the current charter is available on the governance section of the investor relations page of our website (www. lexar.com). The charter was approved by our board of directors in October 2000 and most recently amended in February 2004.

The audit committee is responsible for, among other things, reviewing with PricewaterhouseCoopers LLP the scope and results of their audit engagement. In connection with the 2004 audit, the audit committee has reviewed and discussed the consolidated financial statements with management and our independent registered public accounting firm. In addition, the audit committee has discussed with our independent registered public accounting firm the matters required to be discussed by Statement of Accounting Standards No. 61, Communication with Audit Committees. Furthermore, the committee received the written disclosures and the letter from our independent registered public accounting firm required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees. The committee also discussed with our independent registered public accounting firm that firm’s independence and whether the provision of non-audit services by them is compatible with maintaining independence.

In connection with management’s evaluation of the company’s internal control over financial reporting, as of December 31, 2004, management identified two control deficiencies that constitute material weaknesses, concluding that the company did not maintain effective internal control over (i) revenue recognition with respect to certain customers (primarily its resellers), including adequate consideration of its estimates regarding offsets to or discounts from revenue such as price protection and promotional activities; and (ii) the accounting for inventory valuation reserves. The audit committee discussed with management and PricewaterhouseCoopers LLP the evaluation of the company’s internal control over financial reporting, the material weaknesses identified in the evaluation, and the overall quality of the company’s financial reporting. The audit committee continues to oversee the company’s efforts related to its internal control over financial reporting, management’s remediation efforts with respect to the company’s control deficiencies and preparations for the evaluation of the company’s internal control over financial reporting for the fiscal year ending December 31, 2005.

Based on the review and discussions described in this report, and subject to the limitations on the role and responsibilities of the committee referred to in its charter, the audit committee recommended to the board of directors (and the board approved) that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2004.

AUDIT COMMITTEE

William T. Dodds, Chairman

Robert Hinckley

Mary Tripsas

PRINCIPAL STOCKHOLDERS

The following table presents information about the beneficial ownership of our common stock as of April 14, 2005 by:

•	each person or entity known by us to be the beneficial owner of more than 5% of our common stock;

•	each of our directors;

•	each executive officer named in the Summary Compensation Table below; and

•	all directors and executive officers as a group.

The percentage of beneficial ownership for the table is based on approximately 79,730,970 shares of our common stock outstanding as of April 14, 2005. To our knowledge, except under community property laws or as otherwise noted, the persons and entities named in the table have sole voting and sole investment power over their shares of our common stock. Unless otherwise indicated, each entity or person listed below maintains a mailing address of c/o Lexar Media, Inc., 47300 Bayside Parkway, Fremont, California 94538.

The number of shares beneficially owned by each stockholder is determined under the rules of the Securities and Exchange Commission and is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership includes those shares of common stock over which the stockholder has sole or shared voting or investment power. It also includes shares of common stock that the stockholder has the right to acquire within 60 days after April 14, 2005 through the exercise of any option or warrant. The percentage ownership of the common stock, however, is based on the assumption, required by the rules of the Securities and Exchange Commission, that only the person or entity whose ownership is being reported has converted options or warrants into shares of our common stock.

	Lexar Shares Beneficially Owned
Name of Beneficial Owner	Number of Shares		Percent of Shares
Executive Officers and Directors:
Eric B. Stang (1)	1,147,279		1.42%
Petro Estakhri (2)	3,828,592		4.64
Brian T. McGee (3)	252,373		*
Eric S. Whitaker (4)	856,202		1.06
William T. Dodds (5) Entities affiliated with Thomvest Holdings LLC	4,148,306		5.19
Robert Hinckley (6)	32,291		*
Brian D. Jacobs (7)	83,500		*
Charles E. Levine (8)	17,500		*
John A. Rollwagen (9)	98,500		*
Mary Tripsas (10)	32,291		*
Directors and executive officers as a group (10 persons) (11)	10,496,834		12.36
5% Stockholders:
Amphora Limited (12)	3,978,575	(13)	4.99
Highbridge International LLC (14)	3,978,575	(13)	4.99

*	Less than 1% ownership.

(1)	Includes options to purchase 1,054,290 shares of our common stock that are exercisable within 60 days of April 14, 2005.

(2)	Includes 1,076,284 shares of our common stock held jointly by Mr. Estakhri and his wife. Also includes options to purchase 2,700,000 shares of our common stock that are exercisable within 60 days of April 14, 2005.

(3)	Includes options to purchase 251,873 shares of our common stock that are exercisable within 60 days of April 14, 2005.

(4)	Includes options to purchase 796,663 shares of our common stock that are exercisable within 60 days of April 14, 2005.

(5)	Includes options held by Mr. Dodds to purchase 137,500 shares of our common stock that are exercisable within 60 days of April 14, 2005. Also includes 3,911,679 shares of our common stock owned by Thomvest Holdings LLC, of which Mr. Dodds is a Vice President, and 99,127 shares of our common stock owned by Undercurrent Holdings Limited, an affiliate of Thomvest Holdings LLC. Mr. Dodds disclaims any beneficial interest in these shares except to the extent of his pecuniary interest in such shares. The majority of the outstanding voting securities of Thomvest Holdings LLC are owned, directly or indirectly, by Peter Thomson. The address of Thomvest Holdings LLC is 65 Queen Street West, Suite 2400, Toronto, Ontario, M5H 2M8 Canada.

(6)	Represents options to purchase 32,291 shares of our common stock that are exercisable within 60 days of April 14, 2005.

(7)	Represents options to purchase 83,500 shares of our common stock that are exercisable within 60 days of April 14, 2005.

(8)	Represents options to purchase 12,500 shares of our common stock that are exercisable within 60 days of April 14, 2005.

(9)	Includes 13,000 shares of our common stock held in an individual retirement account for the benefit of Mr. Rollwagen and options to purchase 85,500 shares of our common stock that are exercisable within 60 days of April 14, 2005.

(10)	Represents options to purchase 32,291 shares of our common stock that are exercisable within 60 days of April 14, 2005.

(11)	Includes options to purchase an aggregate of 5,186,408 shares of our common stock, each of which is exercisable within 60 days of April 14, 2005.

(12)	Amaranth Advisors L.L.C., the Trading Advisor for Amphora Limited, has voting control and/or dispositive power with respect to the shares. Nicholas M. Maounis is the managing member of Amaranth Advisors L.L.C. Each of Mr. Maounis and Amaranth Advisors L.L.C. disclaim beneficial ownership of the shares beneficially owned by Amphora Limited, except to the extent of their pecuniary interest therein. The address of Amphora Limited is c/o Amaranth Advisors L.L.C., One American Lane, Greenwich, CT 06831.

(13)	Represents shares of our common stock issuable upon conversion of our 5.625% Senior Convertible Notes due 2010, or the Notes, at the current conversion price of $6.68 per share. However, this conversion price is subject to adjustment under certain circumstances, including stock splits, stock dividends or distributions and other anti-dilution adjustments. As a result, the amount of common stock issuable upon conversion of these notes in the future may increase or decrease. The indenture governing our Notes provides that no holder of the Notes has the right to convert any portion of the Notes to the extent that, after giving effect to such conversion, such holder (together with such holder’s affiliates) would beneficially own in excess of 4.99% of our common stock outstanding immediately after giving effect to such conversion. In the absence of this conversion limitation, each of Amphora Limited and Highbridge International LLC would have the right to convert their $30 million in aggregate principal amount of Notes into 4,489,674 shares of our common stock, based on the current conversion price of $6.68 per share, which would constitute beneficial ownership of approximately 5.63% of our outstanding common stock. However, due to the conversion limitation, as of April 14, 2005, each of Amphora Limited and Highbridge International LLC were permitted to convert their $30 million in aggregate principal amount of notes into no more than 3,978,575 shares of our common stock, based on the current conversion price of $6.68 per share. The $6.68 per share conversion price is subject to adjustment under certain circumstances, including stock splits, stock dividends or distributions and other anti-dilution adjustments. As a result, the amount of common stock issuable upon conversion of the Notes in the future may increase or decrease

(14)	Highbridge Capital Management, LLC, as the trading manager of Highbridge International LLC, has voting control and investment discretion with respect to the shares. Glenn Dubin and Henry Swieca control Highbridge Capital Management, LLC. Each of Messrs. Dubin and Swieca and Highbridge Capital Management, LLC disclaim beneficial ownership of the shares beneficially owned by Highbridge International LLC, except to the extent of their pecuniary interest therein. The address of Highbridge International LLC is 9 West 57th Street, 27th Floor, New York, New York 10019.

EXECUTIVE COMPENSATION

Summary Compensation

The following table presents information about the compensation awarded to, earned by or paid to (1) our Chief Executive Officer and (2) our three other executive officers as of December 31, 2004 whose salary and bonus for fiscal 2004 was more than $100,000. We do not grant stock appreciation rights and have no long-term compensation benefits other than stock options.

Summary Compensation Table

	Annual Compensation(1)						Long-Term Compensation Awards
Name and Principal Position	Year	Salary		Bonus(2)	Other Annual Compensation		Securities Underlying Options
Eric B. Stang President, Chief Executive Officer and Chairman of the Board of Directors	2004 2003 2002	$414,423 371,154 269,929		$8,250 357,423 195,392	$	— — —	220,000 1,000,000 850,000
Petro Estakhri Chief Technology Officer and Executive Vice President, Engineering	2004 2003 2002	414,423 372,116 289,677		8,250 357,442 195,794		— — —	200,000 700,000 850,000
Brian T. McGee Vice President, Finance and Chief Financial Officer	2004 2003 2002	247,692 119,231 —	(3)	44,892 142,385 —		— — —	150,000 430,000 —
Eric S. Whitaker (4) Executive Vice President, Corporate Strategy, General Counsel and Secretary	2004 2003 2002	309,616 249,039 218,206		106,115 154,981 94,289		— — —	150,000 400,000 500,000

(1)	In accordance with SEC rules, the compensation described in this table does not include certain perquisites and other personal benefits received by the named executive officers that do not exceed the lesser of $50,000 or 10% of any such officer’s salary and bonus disclosed in this table.

(2)	These amounts include supplemental payments made by us to our employees, including the named individuals, in an amount equal to approximately two percent (2%) of each such employee’s annual salary. Such amounts can be used, at each employee’s discretion, to pay for a variety of health benefits that we offer to our employees.

(3)	Mr. McGee joined us on May 19, 2003. Mr. McGee’s initial annual base salary was $200,000.

(4)	In April 2005, Mr. Whitaker was paid a one-time discretionary cash bonus of $100,000 in recognition of his recent job performance which is not included in the compensation described in this table.

Option Grants in Fiscal 2004

The following table sets forth grants of stock options made during 2004 to the executive officers named in the Summary Compensation Table. In accordance with the rules of the Securities and Exchange Commission, the table sets forth the hypothetical gains or “option spreads” that would exist for the options at the end of their respective terms based on assumed annual rates of compound stock price appreciation of 5% and 10% from the dates the options were granted to the end of the respective option terms. The 5% and 10% assumed annual rates of stock price appreciation do not reflect our estimate or projections of future stock price growth. Actual gains, if any, on option exercises depend on the future performance of our common stock and overall market conditions. The potential realizable values shown in this table may never be achieved.

Specifically, potential realizable values are calculated by:

•	Multiplying the number of shares of common stock subject to a given option by the exercise price per share of our common stock on the date of grant;

•	Assuming that the aggregate option exercise price derived from that calculation compounds at the annual 5% or 10% rates shown in the table for the entire ten-year term of the option; and

•	Subtracting from that result the aggregate option exercise price.

Option Grants in Fiscal 2004

	Individual Grants
	Number of Securities Underlying Options Granted(1)	Percent of Total Options Granted to Employees in 2004(2)	Exercise Price Per Share	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
Name					5%	10%
Eric B. Stang	220,000	5.5%	$9.54	5/17/14	$1,319,924	$3,344,947
Petro Estakhri	200,000	5.0	9.54	5/17/14	1,199,931	3,040,861
Brian T. McGee	150,000	3.8	9.54	5/17/14	899,948	2,280,645
Eric S. Whitaker	150,000	3.8	9.54	5/17/14	899,948	2,280,645

(1)	The options shown in the table were granted at fair market value, are incentive stock options (to the extent permitted under the Internal Revenue Code) and will expire ten years from the date of grant. The shares vest and become exercisable as to twelve and one-half percent (12.5%) of the shares on the six-month anniversary of the date of grant, and an additional 1/48th of the total number of shares vest and become exercisable each month thereafter so long as the executive officer remains employed by us. Options are subject to earlier termination upon termination of the option holder’s employment.

(2)	The percentage of total options granted to employees in 2004 is based on options to purchase an aggregate of 3,975,450 shares of our common stock granted to employees during 2004.

Option Exercises

The following table sets forth for each of the executive officers named in the Summary Compensation Table (1) the number of shares acquired and the “value” realized upon the exercise of stock options during 2004, (2) the number of shares covered by both exercisable and unexercisable stock options as of December 31, 2004 and (3) the value of “in-the-money” stock options.

Aggregate Option Exercises in Fiscal 2004 and Fiscal Year-End Values

	Shares Acquired On Exercise	Value Realized(1)	Number of Securities Underlying Unexercised Options at Fiscal Year-End		Value of Unexercised In-the-Money Options at Fiscal Year-End(2)(3)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
Eric B. Stang	359,582	$4,136,779	703,667	1,334,376	$1,802,859	$2,836,006
Petro Estakhri	—	—	2,376,041	1,123,959	11,837,821	2,835,179
Brian T. McGee	—	—	190,832	389,168	329,331	502,669
Eric S. Whitaker	—	—	621,144	658,856	2,014,551	1,536,002

(1)	Represents the positive difference between the fair market value of the shares subject to the option on the date of exercise and the price paid by the executive officer to exercise the stock option.

(2)	Represents the positive difference between the exercise price of the outstanding stock option and the fair market value of the shares subject to the option as of December 31, 2004.

(3)	The fair market value is based on $7.84 per share, which was the closing price of our common stock as reported on the Nasdaq National Market on December 31, 2004.

Equity Compensation Plans

The table below provides information as of December 31, 2004 with respect to compensation plans under which our equity securities are authorized for issuance.

Plan Category	Number of Securities To Be Issued Upon Exercise of Outstanding Options and Rights	Weighted-Average Exercise Price of Outstanding Options and Rights	Number of Securities Remaining Available for Issuance Under Equity Compensation Plans
Equity compensation plans approved by security holders (1)	19,564,064	$4.2651	2,149,572	(2)(3)
Equity compensation plans not approved by security holders	—	—	—

(1)	Includes 19,564,064 shares subject to outstanding options issued under our 2000 Equity Incentive Plan and our 1996 Stock Option/Stock Issuance Plan.

(2)	Includes 170,571 shares reserved for issuance under our 2000 Equity Incentive Plan and 1,979,001 shares reserved for issuance under our 2000 Employee Stock Purchase Plan. Under the terms of the 2000 Equity Incentive Plan, the number of shares of our common stock reserved for issuance under the plan will increase automatically on January 1 of each year by an amount equal to 5% of our total outstanding shares of common stock as of the immediately preceding December 31. Under the terms of the 2000 Employee Stock Purchase Plan, the number of shares of our common stock reserved for issuance under the plan will increase automatically on January 1 of each year by an amount equal to 1% of our total outstanding shares of common stock as of the immediately preceding December 31.

(3)	All of the 170,571 shares reserved for issuance under our 2000 Equity Incentive Plan are available for grant as restricted stock or stock bonuses. To date, we have not granted restricted stock or stock bonuses under this plan.

Employment Contracts and Change in Control Arrangements

All of our employees are at-will employees, which means that either we or our employees may terminate the employment relationship at any time for any reason.

Eric B. Stang.    We entered into an employment offer letter on November 8, 1999 with Eric B. Stang, our President and Chief Executive Officer and former Chief Operating Officer. This letter established Mr. Stang’s initial annual base salary at $200,000 and his eligibility for a bonus based upon his achievement of specified performance goals. Mr. Stang’s annual salary for 2004 was $400,000. The offer letter also provided for Mr. Stang’s election to the board of directors.

Following Mr. Stang’s appointment as our President and Chief Executive Officer on July 19, 2001, we entered into a retention agreement with Mr. Stang on October 22, 2001 that was effective as of September 1, 2001. Pursuant to the terms of this retention agreement, if we terminate Mr. Stang’s employment without cause or if he voluntarily resigns following a constructive termination event in the absence of a change in control, we must continue to pay his base salary and medical and life insurance benefits for twelve months. In addition, we must pay him his annual target bonus, pro-rated up to the date of termination, provided that he would have earned such bonus absent his termination. Additionally, all stock options or restricted stock granted to or purchased by him on or before September 1, 2001 will vest immediately, followed by a twelve-month period during which the options may be exercised. With respect to any stock options granted after September 2, 2001, Mr. Stang will be granted an additional 24 months of vesting, followed by a twelve-month period during which the options may be exercised. Finally, Mr. Stang will have eighteen months within which to repay any outstanding notes that he executed with Lexar.

The retention agreement also provides that, in the event of a change in control of Lexar, Mr. Stang will receive a cash bonus of $260,000. In addition, 25% of all unvested stock options and restricted stock granted to or purchased by Mr. Stang prior to the change in control will vest immediately and shall remain exercisable (1) for six months or (2) pursuant to the terms of the original grant agreement, whichever period is greater. The remaining 75% of such unvested stock options and restricted stock shall vest nine months after the change in control and shall remain exercisable (1) for six months or (2) pursuant to the terms of the original grant agreement, whichever period is greater. In addition, if, within eighteen months of a change in control of Lexar, Mr. Stang is terminated without cause or voluntarily resigns following a constructive termination event, he will receive his base salary and medical and life insurance benefits for fifteen months. In addition, he will receive his annual target bonus, pro-rated up to the date of termination, regardless of whether he would have earned any such bonus prior to his termination. Additionally, all stock options or restricted stock granted to or purchased by him after the change in control will vest immediately, followed by a six-month period during which the options may be exercised. Mr. Stang will also have eighteen months within which to repay any outstanding notes that he executed with Lexar. Finally, in the event that any portion of the amounts payable to Mr. Stang is subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, we will pay him the amount, not to exceed $150,000, necessary to place him in the same after-tax position as he would have been in had no excise tax been imposed.

Petro Estakhri.    We executed an employment agreement on September 19, 1996 with Petro Estakhri, our Chief Technology Officer and Executive Vice President, Engineering. This agreement established Mr. Estakhri’s initial annual base salary at $125,000. Mr. Estakhri’s annual salary for 2004 was $400,000.

On November 9, 2001, we entered into a retention agreement with Mr. Estakhri that was effective as of September 1, 2001. Pursuant to the terms of this retention agreement, if we terminate Mr. Estakhri’s employment without cause or if he voluntarily resigns following a constructive termination event in the absence of a change in control, we must continue to pay his base salary and medical and life insurance benefits for twelve months. In addition, we must pay him his annual target bonus, pro-rated up to the date of termination, provided that he would have earned such bonus absent his termination. Additionally, all stock options granted to him on or before September 1, 2001 will vest immediately, followed by a twelve-month period during which the options may be exercised. With respect to any stock options granted after September 2, 2001, Mr. Estakhri will be granted an additional eighteen months of vesting, followed by a twelve-month period during which the options may be exercised. With respect to the restricted stock purchased by him on January 17, 2000, Mr. Estakhri will be granted an additional eighteen months of vesting in accordance with the terms of the underlying restricted stock purchase agreement. Finally, Mr. Estakhri will have eighteen months within which to repay any outstanding notes that he executed with Lexar.

The retention agreement also provides that, in the event of a change in control of Lexar, Mr. Estakhri will receive a cash bonus of $325,000. In addition, 25% of all unvested stock options and restricted stock granted to or purchased by Mr. Estakhri prior to the change in control will vest immediately and shall remain exercisable (1) for six months or (2) pursuant to the terms of the original grant agreement, whichever period is greater. The remaining 75% of such unvested stock options and restricted stock shall vest nine months after the change in control and shall remain exercisable (1) for six months or (2) pursuant to the terms of the original grant agreement, whichever period is greater. In addition, if, within eighteen months of a change in control of Lexar, Mr. Estakhri is terminated without cause or voluntarily resigns following a constructive termination event, he will receive his base salary for fifteen months and medical and life insurance benefits for twelve months. In addition, he will receive his annual target bonus, pro-rated up to the date of termination, regardless of whether he would have earned any such bonus prior to his termination. Additionally, all stock options granted to or purchased by him before or after the change in control and all restricted stock purchased by him after the change in control will vest immediately, followed by a six-month period during which the options may be exercised. With respect to the restricted stock purchased by him on January 17, 2000, Mr. Estakhri will be granted full vesting in accordance with the terms of the underlying restricted stock purchase agreement. In the event, however, that this accelerated vesting is not triggered by the terms of the restricted stock purchase agreement and any shares remain unvested, we have agreed to exercise our repurchase right with respect to all such remaining unvested shares. Mr. Estakhri will also have eighteen months within which to repay any outstanding notes that he executed with Lexar. Finally, in the event that any portion of the amounts payable to Mr. Estakhri is subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, we will pay him the amount, not to exceed $150,000, necessary to place him in the same after-tax position as he would have been in had no excise tax been imposed.

Brian T. McGee.    We entered into an employment offer letter on April 21, 2003 with Brian T. McGee for him to serve as our Vice President, Finance and Chief Financial Officer. This employment offer letter established Mr. McGee’s initial annual base salary at $200,000 and his eligibility for a bonus based upon his achievement of specified performance goals. Mr. McGee’s annual salary for 2004 was $240,000. Pursuant to the terms of this offer letter, if we terminate Mr. McGee’s employment without cause, we must continue to pay his base salary for six months. The offer letter also provides that, in the event of a change in control of Lexar, 50% of all unvested stock options granted to Mr. McGee will vest upon the earlier to occur of (1) Mr. McGee’s termination without cause following a change in control or (2) the nine month anniversary of the change in control.

Eric S. Whitaker.    We entered into an employment offer letter on December 17, 1999 with Eric S. Whitaker for him to serve as our Assistant General Counsel and Director of Legal Affairs. Mr. Whitaker has served as our General Counsel and Secretary since April 2000, our Vice President, Technology Licensing from November 2000 to January 2005 and our Executive Vice President, Corporate Strategy since January 2005. This offer letter established Mr. Whitaker’s initial annual base salary at $125,000 and his eligibility for a bonus based upon his achievement of specified performance goals. Mr. Whitaker’s annual salary for 2004 was $300,000.

On October 22, 2001, we entered into a retention agreement with Mr. Whitaker that was effective as of September 1, 2001. Pursuant to the terms of this retention agreement, if we terminate Mr. Whitaker’s employment without cause or if he voluntarily resigns following a constructive termination event in the absence of a change in control, we must continue to pay his base salary and medical and life insurance benefits for six months. In addition, we must pay him his annual target bonus, pro-rated up to the date of termination, provided that he would have earned such bonus absent his termination. Additionally, with respect to all stock options or restricted stock granted to or purchased by Mr. Whitaker as of the date of his termination, he will be granted an additional twelve months of vesting, followed by a twelve-month period during which the options may be exercised. In the event that any shares that were purchased by Mr. Whitaker on December 27, 1999 remain unvested, we have agreed to exercise our repurchase right with respect to all such remaining unvested shares. Finally, Mr. Whitaker will have eighteen months within which to repay any outstanding notes that he executed with Lexar.

The retention agreement also provides that, in the event of a change in control of Lexar, Mr. Whitaker will receive a cash bonus of $125,000. In addition, 25% of all unvested stock options and restricted stock granted to or purchased by Mr. Whitaker prior to the change in control will vest immediately and shall remain exercisable (1) for six months or (2) pursuant to the terms of the original grant agreement, whichever period is greater. The remaining 75% of such unvested stock options and restricted stock shall vest nine months after the change in control and shall remain exercisable (1) for six months or (2) pursuant to the terms of the original grant agreement, whichever period is greater. In addition, if, within eighteen months of a change in control of Lexar, Mr. Whitaker is terminated without cause or voluntarily resigns following a constructive termination event, he will receive his base salary and medical and life insurance benefits for twelve months. In addition, he will receive his annual target bonus, pro-rated up to the date of termination, regardless of whether he would have earned any such bonus prior to his termination. Additionally, all stock options or restricted stock granted to or purchased by him as of the date of his termination will vest immediately, followed by a six-month period during which the options may be exercised. Mr. Whitaker will also have eighteen months within which to repay any outstanding notes that he executed with Lexar. Finally, in the event that any portion of the amounts payable to Mr. Whitaker is subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, we will pay him the amount, not to exceed $150,000, necessary to place him in the same after-tax position as he would have been in had no excise tax been imposed.

Option Plans.    In addition to the employment arrangements described above, our 1996 Stock Option/Stock Issuance Plan and our 2000 Equity Incentive Plan also provide for accelerated vesting upon a change in control of Lexar. Under the 1996 Stock Option/Stock Issuance Plan, upon a change in control, all unvested stock options and restricted stock granted pursuant to such plan and not assumed in connection with the change in control automatically vest in full. Under the 2000 Equity Incentive Plan, upon a change in control, 25% of all unvested stock options and restricted stock granted pursuant to such plan automatically vest in full.

Officer Loans

We made a loan in 2000, which was outstanding in 2004, to Petro Estakhri, our Chief Technology Officer and Executive Vice President, Engineering. This non-recourse note was delivered in connection with the exercise of options by Mr. Estakhri. The note was secured only by the shares that Mr. Estakhri purchased with the note. We made this loan prior to the enactment of the Sarbanes-Oxley Act of 2002, and the loan fully complied with the provisions of Section 402 of the Sarbanes-Oxley Act. Mr. Estakhri satisfied his obligations under this loan by repaying the entire outstanding principal and interest due in cash in January 2004.

						Amount of Loan Outstanding
Name	Date	Due Date	Number of Shares Purchased	Principal Amount of Loan	Interest Rate	Largest Amount in 2004	As of April 14, 2005
Petro Estakhri	1/17/00	1/17/04	200,000	$400,000	6.21%	$499,358	$0

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The compensation committee currently consists of William T. Dodds, Brian D. Jacobs and John A. Rollwagen. Each is a non-employee director within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934 and an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code. Neither has at any time since our formation (1) been one of our officers or employees nor (2) had any other interlocking relationships as defined by the Securities and Exchange Commission. None of our executive officers currently serves or in the past has served as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our board or compensation committee. Mr. Rollwagen is resigning from our board and the compensation committee effective as of June 1, 2005.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The compensation committee operates under a written charter, which is available in the “Corporate Governance” section of our website at www.lexar.com or by calling our Investor Relations Department at (510) 440-3400, or by writing us at Lexar Media, Inc. 47300 Bayside Parkway, Fremont, California 94538, Attn: Investor Relations. As set forth in its charter, the primary responsibilities of the compensation committee are to (1) review and approve the compensation of our Chief Executive Officer, based in part on the evaluation of the performance of our Chief Executive Officer by the governance and nominating committee, (2) determine the form and amount of compensation to be paid or awarded to all employees of the Company (the authority of which can be delegated to a subcommittee or to executive officers of the company with respect to compensation determinations for persons who are not executive officers of the Company), (3) annually review and approve recommendations to the board regarding equity-based compensation, (4) make decisions, evaluate and approve the compensation of members of the board and (5) administer the company’s equity compensation plans. Mr. Stang and Mr. Estakhri attend some of the compensation committee’s meetings; however, they do not participate in deliberations that relate to their own compensation. The members of the compensation committee are William T. Dodds, Brian D. Jacobs and John A. Rollwagen, each an independent director as defined by The NASDAQ Stock Market, a non-employee director within the meaning of Section 16 of the Exchange Act, and an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code. Mr. Rollwagen is resigning from our board and the compensation committee effective as of June 1, 2005.

General Compensation Philosophy and Objectives

The compensation committee acts on behalf of the board to establish our general compensation policy for all of our employees. The compensation committee typically reviews and establishes base salary levels for our Chief Executive Officer and our other executive officers and key employees. The compensation committee administers our equity compensation plans. The compensation committee makes grants of stock options to executive officers, including our Chief Executive Officer, and to our employees. The compensation committee has authority to delegate the power to grant stock options and spot bonuses. The compensation committee delegated to its Chairman the ability to approve the Chief Executive Officer’s recommendations to grant stock options to employees other than executive officers, not to exceed 35,000 shares per grant, and granted our Chief Executive Officer the ability to approve bonuses to employees other than executive officers of up to $50,000 per quarter.

The compensation committee has retained an outside compensation consulting firm to advise and assist it in making its decisions on compensation for executive officers and other employees. With respect to 2004 cash and equity compensation, the compensation committee regularly consulted with its outside compensation consultant.

The compensation committee’s compensation philosophy for executive officers, including our Chief Executive Officer, is to relate compensation directly to corporate performance, while providing a total compensation package that is competitive and enables us to attract, motivate, reward and retain key executives and employees. Our compensation policy, which applies to executive officers and our other employees, relates a portion of each individual’s total compensation to our revenue and profit objectives, as well as to individual objectives set each quarter. Consistent with this policy, a designated portion of the compensation of our executive officers is contingent on corporate performance and, in the case of certain executive officers, is also based on the individual officer’s performance, as determined by the compensation committee in its discretion. Each executive officer’s compensation package may, in one or more years, be comprised of the following three elements:

•	base salary that is designed primarily to be competitive with base salary levels in effect at high technology companies in the San Francisco Bay Area that are of comparable size to us and with which we compete for executive personnel, although these companies are not necessarily the same companies that are included in our stock price performance graph in this proxy statement;

•	annual variable performance awards, such as cash bonuses tied to the achievement of performance goals, financial or otherwise, established by the compensation committee; and

•	long-term equity incentives to strengthen the mutuality of interests between our executive officers and our stockholders.

The compensation committee determines base salaries, incentive compensation and stock option grants of the executive officers based in part on its review of independent surveys of prevailing compensation practices among high-technology companies with which we compete for executive personnel. To this end, the compensation committee attempts to compare the compensation of our executive officers with the compensation practices of comparable companies to determine base salary, target bonuses and target total cash compensation.

The compensation committee reviews competitive market information with our Chief Executive Officer for each executive level position and within the compensation committee as to the Chief Executive Officer. In addition, the compensation committee reviews each executive officer’s performance for the last year and objectives for the next year, together with the executive officer’s responsibility level and our fiscal performance compared to objectives for the last year and our performance targets for the next year. The relative weight given to these factors varies with each individual at the discretion of the compensation committee. In determining our Chief Executive Officer’s compensation, the compensation committee consults with the board’s governance and nominating committee.

2004 Executive Compensation

Base Cash Compensation.    Salaries for executive officers for fiscal 2004 were generally determined on an individual basis by evaluating each executive’s scope of responsibility, performance, prior experience and salary history, as well as the salaries for similar positions at comparable companies.

Incentive Cash Compensation.    Our executive officers are eligible for cash bonuses for their performance in fiscal 2004 to the extent that we have met revenue and profit objectives and that such executive officers have achieved individual objectives, significant financial and engineering milestones and important operating goals. The Chief Executive Officer’s subjective judgment of executives’ performance (other than his own) is taken into account in determining whether those individual objectives have been satisfied. Performance is measured at the end of the year.

Stock Options.    Long-term equity incentives, including stock options granted pursuant to our equity compensation plans, directly align the economic interests of our executive officers and other employees with those of our stockholders. Stock options are a particularly strong incentive because they are valuable only if the fair market value of our common stock increases above the exercise price, which is set at the fair market value of our common stock on the date the option is granted, and the executive officer to whom the option is granted provides services to us for the period of time required for the options to vest. The stock options generally vest and become exercisable over a four-year period (with options granted to existing employees beginning to vest on the six-month, rather than the twelve-month, anniversary of the date of grant) and are granted at a price that is equal to the fair market value of our common stock on the date of grant. Substantially all of our full-time employees are granted stock options.

In 2004, the compensation committee granted stock options to executive officers as a result of their success in meeting certain financial objectives, to aid in the retention of such executive officers and to align their interests with those of the stockholders. Stock options typically have been granted to executive officers when the executive first joins us, in connection with a significant change in responsibilities, annually, to keep our executive officers’ interests aligned with our stockholders and, occasionally, to achieve equity within a peer group. The compensation committee may, however, grant additional stock options to executives for other reasons. The number of shares subject to each stock option granted is within the discretion of the compensation committee and is based on anticipated future contribution and ability to impact corporate results, past performance, consistency within the executive’s peer group, the number of unvested options or shares held by the executive and the attainment of company operational goals. In the discretion of the compensation committee, executive officers may also be granted stock options to provide greater incentives to continue their employment with us and to strive to increase the value of our common stock. The stock options generally vest and become exercisable over a four-year period (with options granted to existing employees beginning to vest on the six-month, rather than the twelve-month, anniversary of the date of grant) and are granted at a price that is equal to the fair market value of our common stock on the date of grant.

For 2005, the compensation committee will be considering whether to grant future options to executive officers based on the factors described above, with particular attention to company-wide management objectives and the executive officers’ success in meeting specific individual financial and operational objectives established or to be established for 2005, to our revenue and profit expectations and to the number of unvested options or shares held by the executive officers. The compensation committee specifically intends to consider whether to grant options to our existing employees, including our executive officers, in mid-2005 and in the middle of each calendar year thereafter.

Chief Executive Officer Compensation

The compensation committee has reviewed, and intends to continue to review annually, the performance and compensation of our Chief Executive Officer according to the criteria and procedures described above. In determining our Chief Executive Officer’s compensation, the compensation committee consults with the board’s governance and nominating committee. As of December 31, 2004, Mr. Stang’s base salary was $400,000. Mr. Stang was not awarded a bonus for fiscal 2004. In May 2004, the compensation committee reviewed Mr. Stang’s performance as well as his equity compensation package. Based on such review, Mr. Stang was granted an option to purchase 220,000 shares of our common stock on May 17, 2004 in connection with the annual granting of stock options to current employees. In doing so, the compensation committee took into account the shares subject to outstanding options held by Mr. Stang and the vesting schedules of such options, as well as the need to incentivize Mr. Stang to meet the business objectives established by the board for 2004. The compensation committee also took into account the market and data comparisons included in the survey information obtained from the committee’s compensation consultant. We are a party to a retention agreement with Mr. Stang, as discussed more fully in “Executive Compensation—Employment Contracts and Change in Control Arrangements.”

We have reviewed all components of Mr. Stang’s and our executive officers’ compensation, including salary, bonus, and long-term equity compensation. Based on this review, the compensation committee finds Mr. Stang’s and our executive officers’ total compensation to be reasonable.

Section 162(m) of the Internal Revenue Code

Under Section 162(m) of the Internal Revenue Code, we may not receive a federal income tax deduction for compensation paid to the CEO and the next four most highly compensated executive officers to the extent that any of these persons receives more than $1,000,000 in compensation in any one year. However, if we pay compensation that is “performance-based,” under Section 162(m) we can receive a federal income tax deduction for the compensation paid even if such compensation exceeds $1,000,000 in a single year. Option grants made in 2004 after our annual stockholder meeting under the 2000 Equity Incentive Plan do not meet the requirements for performance-based option grants as defined in Section 162(m) due to the Company’s not seeking shareholder approval of the 2000 Equity Incentive Plan at our annual stockholder’s meeting in 2004 for purposes of Section 162(m). However, it is not anticipated at this time that there will be any loss of deductibility with respect to such grants. We are seeking approval by our stockholders of the 2000 Equity Incentive Plan for purposes of Section 162(m) at our 2005 annual stockholder meeting. We do not expect cash compensation for 2005 to any of our executive officers to be more than $1,000,000 or consequently affected by the requirements of Section 162(m). The 2004 option grants to the executive officers named in the Summary Compensation Table are not deductible for Section 162(m) purposes.

COMPENSATION COMMITTEE

John A. Rollwagen, Chairman

William T. Dodds

Brian D. Jacobs

COMPANY STOCK PRICE PERFORMANCE

The stock price performance graph below is required by the Securities and Exchange Commission. It shall not be deemed to be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act or under the Securities Exchange Act, except to the extent that we specifically incorporate this information by reference. Also, it shall not otherwise be deemed soliciting material or filed under these Acts.

The graph below compares the cumulative total stockholder return on our common stock with the cumulative total return on the Nasdaq Stock Market (U.S.) Index and the S&P Semiconductors Index. The graph assumes that $100 was invested in our common stock, the Nasdaq Stock Market (U.S.) Index and S&P Semiconductors Index on August 15, 2000, the date of our initial public offering, and calculates the annual return through December 31, 2004. The stock price performance shown in the graph below is based on historical data and does not necessarily indicate future stock price performance.

RELATED PARTY TRANSACTIONS

Other than the compensation arrangements, including retention and separation agreements and the repayment of officer loans, described in “Director Compensation” and “Executive Compensation,” since January 1, 2004, there has not been, nor is there currently proposed, any transaction or series of similar transactions to which we were or will be a party in which the amount involved exceeded or will exceed $60,000 and in which any director, executive officer, holder of more than 5% of our common stock or any member of his or her immediate family had or will have a direct or indirect material interest.

STOCKHOLDER PROPOSALS

Proposals of stockholders intended to be presented at our 2006 Annual Meeting of Stockholders must be received at our principal executive offices no later than December 30, 2005 in order to be included in our proxy statement and form of proxy relating to that meeting. Stockholders wishing to bring a proposal before our 2006 Annual Meeting of Stockholders (but not include it in our proxy materials) must provide written notice of the proposal to the Secretary of Lexar at our principal executive offices by April 10, 2006. In addition, stockholders must comply with the procedural requirements in our bylaws. Under our bylaws, notice must be delivered to the Secretary of Lexar at our principal executive offices no less than 60 days and no more than 90 days before the first anniversary of the 2005 annual meeting. If the annual meeting in 2006 is more than 30 days before or more than 60 days after the first anniversary of the 2005 annual meeting, then stockholders must give us notice of any proposal no more than 90 days and no less than 60 days before the meeting or no more than 10 days after we publicly announce the date of the meeting. The stockholder’s notice must specify, as to each proposed matter: (a) a description of the business and reason for conducting the business at the meeting; (b) the name and address as they appear on our books of the stockholder proposing the business, or the name of the beneficial holder or other party on whose behalf the proposal is made; (c) the class and number of shares of our common stock owned by the stockholder or beneficial holder or other party on whose behalf the proposal is made; and (d) any material interest in the business of the stockholder or beneficial holder or other party on whose behalf the proposal is made. Stockholders can obtain a copy of our bylaws from us. The bylaws are also on file with the Securities and Exchange Commission. The proxy holders will vote all proxies received for the annual meeting in 2006 according to their judgment on all stockholder proposals that we receive after April 10, 2006.

COMPLIANCE UNDER SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

Section 16 of the Securities Exchange Act requires our directors and officers, and persons who own more than 10% of a registered class of our equity securities, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission. The Securities and Exchange Commission regulations also require these persons to furnish us with a copy of all Section 16(a) forms they file. Based solely on our review of the copies of the forms furnished to us and written representations from our executive officers and directors, we believe that all Section 16(a) filing requirements were met during 2004, with the exception of John Rollwagen, who filed a late Form 4 for a disposition of 2,000 shares of stock made in October 2004 and Eric Stang who filed a late Form 4 for an option exercise and stock disposition of 5,000 shares made in July 2004 and an option exercise and stock disposition of 10,000 shares made in June 2004.

OTHER BUSINESS

The board does not intend to bring any other business before the meeting, and, so far as is known to the board, no matters are to be brought before the meeting except as specified in the notice of the meeting. As to any business that may properly come before the meeting, however, it is intended that proxies, in the form enclosed, will be voted in accordance with the judgment of the proxy holders. A matter is considered properly brought before the 2005 annual meeting if we receive notice of the matter in the manner provided in our bylaws. Under our bylaws, notice must have been delivered to the Secretary of Lexar at our principal executive offices no later than March 27, 2005.

Whether or not you plan to attend the meeting, please complete, date, sign and promptly return the accompanying proxy in the enclosed postage-paid envelope so that your shares will be represented at the meeting.

Appendix A

LEXAR MEDIA, INC.

2000 EQUITY INCENTIVE PLAN

As Adopted January 21, 2000

As Amended April 20, 2004

1. PURPOSE. The purpose of this Plan is to provide incentives to attract, retain and motivate eligible persons whose present and potential contributions are important to the success of the Company, its Parent and Subsidiaries, by offering them an opportunity to participate in the Company’s future performance through awards of Options, Restricted Stock and Stock Bonuses. Capitalized terms not defined in the text are defined in Section 23.

2. SHARES SUBJECT TO THE PLAN.

2.1 Number of Shares Available.    Subject to Sections 2.2 and 18, the total number of Shares reserved and available for grant and issuance pursuant to this Plan will be 8,000,000 Shares plus Shares that are subject to: (a) issuance upon exercise of an Option but cease to be subject to such Option for any reason other than exercise of such Option; (b) an Award granted hereunder but are forfeited or are repurchased by the Company at the original issue price; and (c) an Award that otherwise terminates without Shares being issued. In addition, any authorized shares not issued or subject to outstanding grants under the Company’s 1996 Stock Option/Stock Issuance Plan (the “Prior Plan”) on the Effective Date (as defined below) and any shares issued under the Prior Plan that are forfeited or repurchased by the Company or that are issuable upon exercise of options granted pursuant to the Prior Plan that expire or become unexercisable for any reason without having been exercised in full, will no longer be available for grant and issuance under the Prior Plan, but will be available for grant and issuance under this Plan. In addition, on each January 1, the aggregate number of Shares reserved and available for grant and issuance pursuant to this Plan will be increased automatically by a number of Shares equal to 5% of the total outstanding shares of the Company as of the immediately preceding December 31, provided that no more than 50,000,000 shares shall be issued as ISOs (as defined in Section 5 below). At all times the Company shall reserve and keep available a sufficient number of Shares as shall be required to satisfy the requirements of all outstanding Options granted under this Plan and all other outstanding but unvested Awards granted under this Plan.

2.2 Adjustment of Shares.    In the event that the number of outstanding shares is changed by a stock dividend, recapitalization, stock split, reverse stock split, subdivision, combination, reclassification or similar change in the capital structure of the Company without consideration, then (a) the number of Shares reserved for issuance under this Plan, (b) the number of Shares that may be granted pursuant to Sections 3 and 9 below, (c) the Exercise Prices of and number of Shares subject to outstanding Options, and (d) the number of Shares subject to other outstanding Awards will be proportionately adjusted, subject to any required action by the Board or the stockholders of the Company and compliance with applicable securities laws; provided, however, that fractions of a Share will not be issued but will either be replaced by a cash payment equal to the Fair Market Value of such fraction of a Share or will be rounded up to the nearest whole Share, as determined by the Committee.

3. ELIGIBILITY.    ISOs (as defined in Section 5 below) may be granted only to employees (including officers and directors who are also employees) of the Company or of a Parent or Subsidiary of the Company. All other Awards may be granted to employees, officers, directors, consultants, independent contractors and advisors of the Company or any Parent or Subsidiary of the Company; provided such consultants, contractors and advisors render bona fide services not in connection with the offer and sale of securities in a capital-raising transaction. No person will be eligible to receive more than 2,000,000 Shares in any calendar year under this Plan pursuant to the grant of Awards hereunder, other than new employees of the Company or of a Parent or Subsidiary of the Company (including new employees who are also officers and directors of the Company or any Parent or

Subsidiary of the Company), who are eligible to receive up to a maximum of 3,000,000 Shares in the calendar year in which they commence their employment. A person may be granted more than one Award under this Plan.

4. ADMINISTRATION.

4.1 Committee Authority.    This Plan will be administered by the Committee or by the Board acting as the Committee. Except for automatic grants to Outside Directors pursuant to Section 9 hereof, and subject to the general purposes, terms and conditions of this Plan, and to the direction of the Board, the Committee will have full power to implement and carry out this Plan. Except for automatic grants to Outside Directors pursuant to Section 9 hereof, the Committee will have the authority to:

(a) construe and interpret this Plan, any Award Agreement and any other agreement or document executed pursuant to this Plan;

(b) prescribe, amend and rescind rules and regulations relating to this Plan or any Award;

(c) select persons to receive Awards;

(d) determine the form and terms of Awards;

(e) determine the number of Shares or other consideration subject to Awards;

(f) determine whether Awards will be granted singly, in combination with, in tandem with, in replacement of, or as alternatives to, other Awards under this Plan or any other incentive or compensation plan of the Company or any Parent or Subsidiary of the Company;

(g) grant waivers of Plan or Award conditions;

(h) determine the vesting, exercisability and payment of Awards;

(i) correct any defect, supply any omission or reconcile any inconsistency in this Plan, any Award or any Award Agreement;

(j) determine whether an Award has been earned; and

(k) make all other determinations necessary or advisable for the administration of this Plan.

4.2 Committee Discretion. Except for automatic grants to Outside Directors pursuant to Section 9 hereof, any determination made by the Committee with respect to any Award will be made in its sole discretion at the time of grant of the Award or, unless in contravention of any express term of this Plan or Award, at any later time, and such determination will be final and binding on the Company and on all persons having an interest in any Award under this Plan. The Committee may delegate to one or more officers of the Company the authority to grant an Award under this Plan to Participants who are not Insiders of the Company.

5. OPTIONS. The Committee may grant Options to eligible persons and will determine whether such Options will be Incentive Stock Options within the meaning of the Code (“ISO”) or Nonqualified Stock Options (“NQSOs”), the number of Shares subject to the Option, the Exercise Price of the Option, the period during which the Option may be exercised, and all other terms and conditions of the Option, subject to the following:

5.1 Form of Option Grant.    Each Option granted under this Plan will be evidenced by an Award Agreement which will expressly identify the Option as an ISO or an NQSO (“Stock Option Agreement”), and, except as otherwise required by the terms of Section 9 hereof, will be in such form and contain such provisions (which need not be the same for each Participant) as the Committee may from time to time approve, and which will comply with and be subject to the terms and conditions of this Plan.

5.2 Date of Grant.    The date of grant of an Option will be the date on which the Committee makes the determination to grant such Option, unless otherwise specified by the Committee. The Stock Option Agreement and a copy of this Plan will be delivered to the Participant within a reasonable time after the granting of the Option.

5.3 Exercise Period.    Options may be exercisable within the times or upon the events determined by the Committee as set forth in the Stock Option Agreement governing such Option; provided, however, that no Option will be exercisable after the expiration of ten (10) years from the date the Option is granted; and provided further that no ISO granted to a person who directly or by attribution owns more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any Parent or Subsidiary of the Company (“Ten Percent Stockholder”) will be exercisable after the expiration of five (5) years from the date the ISO is granted. The Committee also may provide for Options to become exercisable at one time or from time to time, periodically or otherwise, in such number of Shares or percentage of Shares as the Committee determines.

5.4 Exercise Price.    The Exercise Price of an Option will be determined by the Committee when the Option is granted and may be not less than 85% of the Fair Market Value of the Shares on the date of grant; provided that: (i) the Exercise Price of an ISO will be not less than 100% of the Fair Market Value of the Shares on the date of grant; and (ii) the Exercise Price of any ISO granted to a Ten Percent Stockholder will not be less than 110% of the Fair Market Value of the Shares on the date of grant. Payment for the Shares purchased may be made in accordance with Section 8 of this Plan.

5.5 Method of Exercise.    Options may be exercised only by delivery to the Company of a written stock option exercise agreement (the “Exercise Agreement”) in a form approved by the Committee (which need not be the same for each Participant), stating the number of Shares being purchased, the restrictions imposed on the Shares purchased under such Exercise Agreement, if any, and such representations and agreements regarding Participant’s investment intent and access to information and other matters, if any, as may be required or desirable by the Company to comply with applicable securities laws, together with payment in full of the Exercise Price for the number of Shares being purchased.

5.6 Termination.    Notwithstanding the exercise periods set forth in the Stock Option Agreement, exercise of an Option will always be subject to the following:

(a) If the Participant is Terminated for any reason except death or Disability, then the Participant may exercise such Participant’s Options only to the extent that such Options would have been exercisable upon the Termination Date no later than three (3) months after the Termination Date (or such shorter or longer time period not exceeding five (5) years as may be determined by the Committee, with any exercise beyond three (3) months after the Termination Date deemed to be an NQSO), but in any event, no later than the expiration date of the Options.

(b) If the Participant is Terminated because of Participant’s death or Disability (or the Participant dies within three (3) months after a Termination other than for Cause or because of Participant’s Disability), then Participant’s Options may be exercised only to the extent that such Options would have been exercisable by Participant on the Termination Date and must be exercised by Participant (or Participant’s legal representative or authorized assignee) no later than twelve (12) months after the Termination Date (or such shorter or longer time period not exceeding five (5) years as may be determined by the Committee, with any such exercise beyond (a) three (3) months after the Termination Date when the Termination is for any reason other than the Participant’s death or Disability, or (b) twelve (12) months after the Termination Date when the Termination is for Participant’s death or Disability, deemed to be an NQSO), but in any event no later than the expiration date of the Options.

(c) Notwithstanding the provisions in paragraph 5.6(a) above, if a Participant is terminated for Cause, neither the Participant, the Participant’s estate nor such other person who may then hold the Option shall be entitled to exercise any Option with respect to any Shares whatsoever, after termination of service, whether or not after termination of service the Participant may receive payment from the Company or Subsidiary for vacation pay, for services rendered prior to termination, for services rendered for the day on which termination occurs, for salary in lieu of notice, or for any other benefits. In making such determination, the Board shall give the Participant an opportunity to present to the Board evidence on his behalf. For the purpose of this paragraph, termination of service shall be deemed to occur on the date when the Company dispatches notice or advice to the Participant that his service is terminated.

5.7 Limitations on Exercise.    The Committee may specify a reasonable minimum number of Shares that may be purchased on any exercise of an Option, provided that such minimum number will not prevent Participant from exercising the Option for the full number of Shares for which it is then exercisable.

5.8 Limitations on ISO.    The aggregate Fair Market Value (determined as of the date of grant) of Shares with respect to which ISO are exercisable for the first time by a Participant during any calendar year (under this Plan or under any other incentive stock option plan of the Company, Parent or Subsidiary of the Company) will not exceed $100,000. If the Fair Market Value of Shares on the date of grant with respect to which ISO are exercisable for the first time by a Participant during any calendar year exceeds $100,000, then the Options for the first $100,000 worth of Shares to become exercisable in such calendar year will be ISO and the Options for the amount in excess of $100,000 that become exercisable in that calendar year will be NQSOs. In the event that the Code or the regulations promulgated thereunder are amended after the Effective Date of this Plan to provide for a different limit on the Fair Market Value of Shares permitted to be subject to ISO, such different limit will be automatically incorporated herein and will apply to any Options granted after the effective date of such amendment.

5.9 Modification, Extension or Renewal.    The Committee may modify, extend or renew outstanding Options and authorize the grant of new Options in substitution therefor, provided that any such action may not, without the written consent of a Participant, impair any of such Participant’s rights under any Option previously granted. Any outstanding ISO that is modified, extended, renewed or otherwise altered will be treated in accordance with Section 424(h) of the Code. The Committee may reduce the Exercise Price of outstanding Options without the consent of Participants affected by a written notice to them; provided, however, that the Exercise Price may not be reduced below the minimum Exercise Price that would be permitted under Section 5.4 of this Plan for Options granted on the date the action is taken to reduce the Exercise Price.

5.10 No Disqualification.    Notwithstanding any other provision in this Plan, no term of this Plan relating to ISO will be interpreted, amended or altered, nor will any discretion or authority granted under this Plan be exercised, so as to disqualify this Plan under Section 422 of the Code or, without the consent of the Participant affected, to disqualify any ISO under Section 422 of the Code.

6. RESTRICTED STOCK.    A Restricted Stock Award is an offer by the Company to sell to an eligible person Shares that are subject to restrictions. The Committee will determine to whom an offer will be made, the number of Shares the person may purchase, the price to be paid (the “Purchase Price”), the restrictions to which the Shares will be subject, and all other terms and conditions of the Restricted Stock Award, subject to the following:

6.1 Form of Restricted Stock Award.    All purchases under a Restricted Stock Award made pursuant to this Plan will be evidenced by an Award Agreement (“Restricted Stock Purchase Agreement”) that will be in such form (which need not be the same for each Participant) as the Committee will from time to time approve, and will comply with and be subject to the terms and conditions of this Plan. The offer of Restricted Stock will be accepted by the Participant’s execution and delivery of the Restricted Stock Purchase Agreement and full payment for the Shares to the Company within thirty (30) days from the date the Restricted Stock Purchase Agreement is delivered to the person. If such person does not execute and deliver the Restricted Stock Purchase Agreement along with full payment for the Shares to the Company within thirty (30) days, then the offer will terminate, unless otherwise determined by the Committee.

6.2 Purchase Price.    The Purchase Price of Shares sold pursuant to a Restricted Stock Award will be determined by the Committee on the date the Restricted Stock Award is granted, except in the case of a sale to a Ten Percent Stockholder, in which case the Purchase Price will be 100% of the Fair Market Value. Payment of the Purchase Price may be made in accordance with Section 8 of this Plan.

6.3 Terms of Restricted Stock Awards.    Restricted Stock Awards shall be subject to such restrictions as the Committee may impose. These restrictions may be based upon completion of a specified number of years of service with the Company or upon completion of the performance goals as set out in advance in the

Participant’s individual Restricted Stock Purchase Agreement. Restricted Stock Awards may vary from Participant to Participant and between groups of Participants. Prior to the grant of a Restricted Stock Award, the Committee shall: (a) determine the nature, length and starting date of any Performance Period for the Restricted Stock Award; (b) select from among the Performance Factors to be used to measure performance goals, if any; and (c) determine the number of Shares that may be awarded to the Participant. Prior to the payment of any Restricted Stock Award, the Committee shall determine the extent to which such Restricted Stock Award has been earned. Performance Periods may overlap and Participants may participate simultaneously with respect to Restricted Stock Awards that are subject to different Performance Periods and having different performance goals and other criteria.

6.4 Termination During Performance Period.    If a Participant is Terminated during a Performance Period for any reason, then such Participant will be entitled to payment (whether in Shares, cash or otherwise) with respect to the Restricted Stock Award only to the extent earned as of the date of Termination in accordance with the Restricted Stock Purchase Agreement, unless the Committee will determine otherwise.

7. STOCK BONUSES.

7.1 Awards of Stock Bonuses.    A Stock Bonus is an award of Shares (which may consist of Restricted Stock) for services rendered to the Company or any Parent or Subsidiary of the Company. A Stock Bonus may be awarded for past services already rendered to the Company, or any Parent or Subsidiary of the Company pursuant to an Award Agreement (the “Stock Bonus Agreement”) that will be in such form (which need not be the same for each Participant) as the Committee will from time to time approve, and will comply with and be subject to the terms and conditions of this Plan. A Stock Bonus may be awarded upon satisfaction of such performance goals as are set out in advance in the Participant’s individual Award Agreement (the “Performance Stock Bonus Agreement”) that will be in such form (which need not be the same for each Participant) as the Committee will from time to time approve, and will comply with and be subject to the terms and conditions of this Plan. Stock Bonuses may vary from Participant to Participant and between groups of Participants, and may be based upon the achievement of the Company, Parent or Subsidiary and/or individual performance factors or upon such other criteria as the Committee may determine.

7.2 Terms of Stock Bonuses.    The Committee will determine the number of Shares to be awarded to the Participant. If the Stock Bonus is being earned upon the satisfaction of performance goals pursuant to a Performance Stock Bonus Agreement, then the Committee will: (a) determine the nature, length and starting date of any Performance Period for each Stock Bonus; (b) select from among the Performance Factors to be used to measure the performance, if any; and (c) determine the number of Shares that may be awarded to the Participant. Prior to the payment of any Stock Bonus, the Committee shall determine the extent to which such Stock Bonuses have been earned. Performance Periods may overlap and Participants may participate simultaneously with respect to Stock Bonuses that are subject to different Performance Periods and different performance goals and other criteria. The number of Shares may be fixed or may vary in accordance with such performance goals and criteria as may be determined by the Committee. The Committee may adjust the performance goals applicable to the Stock Bonuses to take into account changes in law and accounting or tax rules and to make such adjustments as the Committee deems necessary or appropriate to reflect the impact of extraordinary or unusual items, events or circumstances to avoid windfalls or hardships.

7.3 Form of Payment.    The earned portion of a Stock Bonus may be paid currently or on a deferred basis with such interest or dividend equivalent, if any, as the Committee may determine. Payment may be made in the form of cash or whole Shares or a combination thereof, either in a lump sum payment or in installments, all as the Committee will determine.

8. PAYMENT FOR SHARE PURCHASES.

8.1 Payment.    Payment for Shares purchased pursuant to this Plan may be made in cash (by check) or, where expressly approved for the Participant by the Committee and where permitted by law:

(a) by cancellation of indebtedness of the Company to the Participant;

(b) by surrender of shares that either: (1) have been owned by Participant for more than six (6) months and have been paid for within the meaning of SEC Rule 144 (and, if such shares were purchased from the Company by use of a promissory note, such note has been fully paid with respect to such shares); or (2) were obtained by Participant in the public market;

(c) by tender of a full recourse promissory note having such terms as may be approved by the Committee and bearing interest at a rate sufficient to avoid imputation of income under Sections 483 and 1274 of the Code; provided, however, that Participants who are not employees or directors of the Company will not be entitled to purchase Shares with a promissory note unless the note is adequately secured by collateral other than the Shares;

(d) by waiver of compensation due or accrued to the Participant for services rendered;

(e) with respect only to purchases upon exercise of an Option, and provided that a public market for the Company’s stock exists:

(1) through a “same day sale” commitment from the Participant and a broker-dealer that is a member of the National Association of Securities Dealers (an “NASD Dealer”) whereby the Participant irrevocably elects to exercise the Option and to sell a portion of the Shares so purchased to pay for the Exercise Price, and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the Exercise Price directly to the Company; or

(2) through a “margin” commitment from the Participant and a NASD Dealer whereby the Participant irrevocably elects to exercise the Option and to pledge the Shares so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the Exercise Price, and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the Exercise Price directly to the Company; or

(f) by any combination of the foregoing.

8.2 Loan Guarantees. The Committee may help the Participant pay for Shares purchased under this Plan by authorizing a guarantee by the Company of a third-party loan to the Participant.

9. AUTOMATIC GRANTS TO OUTSIDE DIRECTORS.

9.1 Types of Options and Shares. Options granted under this Plan and subject to this Section 9 shall be NQSOs.

9.2 Eligibility. Options subject to this Section 9 shall be granted only to Outside Directors.

9.3 Initial Grant. Each Outside Director who first becomes a member of the Board on or after the Effective Date will automatically be granted an Option for 50,000 Shares (an “Initial Grant”) on the date such Outside Director first becomes a member of the Board. Each Outside Director who became a member of the Board prior to the Effective Date will automatically be granted an Option for 25,000 Shares immediately following the Effective Date.

9.4 Succeeding Grant. Immediately following each Annual Meeting of stockholders, each Outside Director will automatically be granted an Option for 25,000 Shares (a “Succeeding Grant”), provided the Outside Director is a member of the Board on such date and has served continuously as a member of the Board for a period of at least one year since the date of such Outside Director’s Initial Grant. Notwithstanding anything in this Section 9.4 to the contrary, the Board may make discretionary supplemental grants to an Outside Director who has served for less than one year from the date of such Outside Director’s Initial Grant, provided that no Outside Director may receive more than 75,000 Shares in any calendar year pursuant to this Section 9.

9.5 Vesting.    The date an Outside Director receives an Initial Grant or a Succeeding Grant is referred to in this Plan as the “Start Date” for such Option.

(a) Initial Grants.    Each Initial Grant will vest (i) as to twenty-five percent (25%) of the Shares on the earlier of (A) the one (1) year anniversary of the Start Date or (B) the next succeeding Annual

Meeting where such Outside Director is not serving as an Outside Director following such Annual Meeting but such person is an Outside Director on the day immediately preceding such Annual Meeting and (ii) as to 2.08333% of the Shares on each subsequent monthly anniversary thereafter, so long as the Outside Director continuously remains a director or consultant of the Company.

(b) Succeeding Grants.    Each Succeeding Grant will vest (i) as to twenty-five percent (25%) of the Shares on the earlier of (A) the one (1) year anniversary of the Start Date or (B) the next succeeding Annual Meeting where such Outside Director is not serving as an Outside Director following such Annual Meeting but such person is an Outside Director on the day immediately preceding such Annual Meeting and (ii) as to 2.08333% of the Shares on each subsequent monthly anniversary thereafter, so long as the Outside Director continuously remains a director or consultant of the Company.

Notwithstanding any provision to the contrary, in the event of a Corporate Transaction described in Section 18.1, the vesting of all options granted to Outside Directors pursuant to this Section 9 will accelerate and such options will become exercisable in full prior to the consummation of such event at such times and on such conditions as the Committee determines, and must be exercised, if at all, within three months of the consummation of said event. Any options not exercised within such three-month period shall expire.

9.6 Exercise Price.    The exercise price of an Option pursuant to an Initial Grant and Succeeding Grant shall be the Fair Market Value of the Shares, at the time that the Option is granted.

10. WITHHOLDING TAXES.

10.1 Withholding Generally.    Whenever Shares are to be issued in satisfaction of Awards granted under this Plan, the Company may require the Participant to remit to the Company an amount sufficient to satisfy federal, state and local withholding tax requirements prior to the delivery of any certificate or certificates for such Shares. Whenever, under this Plan, payments in satisfaction of Awards are to be made in cash, such payment will be net of an amount sufficient to satisfy federal, state, and local withholding tax requirements.

10.2 Stock Withholding.    When, under applicable tax laws, a Participant incurs tax liability in connection with the exercise or vesting of any Award that is subject to tax withholding and the Participant is obligated to pay the Company the amount required to be withheld, the Committee may in its sole discretion allow the Participant to satisfy the minimum withholding tax obligation by electing to have the Company withhold from the Shares to be issued that number of Shares having a Fair Market Value equal to the minimum amount required to be withheld, determined on the date that the amount of tax to be withheld is to be determined. All elections by a Participant to have Shares withheld for this purpose will be made in accordance with the requirements established by the Committee and be in writing in a form acceptable to the Committee.

11. TRANSFERABILITY.

11.1 Except as otherwise provided in this Section 11, Awards granted under this Plan, and any interest therein, will not be transferable or assignable by Participant, and may not be made subject to execution, attachment or similar process, otherwise than by will or by the laws of descent and distribution or as determined by the Committee and set forth in the Award Agreement with respect to Awards that are not ISOs.

11.2 All Awards other than NQSO’s.    All Awards other than NQSO’s shall be exercisable: (i) during the Participant’s lifetime, only by (A) the Participant, or (B) the Participant’s guardian or legal representative; and (ii) after Participant’s death, by the legal representative of the Participant’s heirs or legatees.

11.3 NQSOs.    Unless otherwise restricted by the Committee, an NQSO shall be exercisable: (i) during the Participant’s lifetime only by (A) the Participant, (B) the Participant’s guardian or legal representative, (C) a Family Member of the Participant who has acquired the NQSO by “permitted transfer;” and (ii) after

Participant’s death, by the legal representative of the Participant’s heirs or legatees. “Permitted transfer” means, as authorized by this Plan and the Committee in an NQSO, any transfer effected by the Participant during the Participant’s lifetime of an interest in such NQSO but only such transfers which are by gift or domestic relations order. A permitted transfer does not include any transfer for value and neither of the following are transfers for value: (a) a transfer of under a domestic relations order in settlement of marital property rights or (b) a transfer to an entity in which more than fifty percent of the voting interests are owned by Family Members or the Participant in exchange for an interest in that entity.

12. PRIVILEGES OF STOCK OWNERSHIP; RESTRICTIONS ON SHARES.

12.1 Voting and Dividends.    No Participant will have any of the rights of a stockholder with respect to any Shares until the Shares are issued to the Participant. After Shares are issued to the Participant, the Participant will be a stockholder and have all the rights of a stockholder with respect to such Shares, including the right to vote and receive all dividends or other distributions made or paid with respect to such Shares; provided, that if such Shares are Restricted Stock, then any new, additional or different securities the Participant may become entitled to receive with respect to such Shares by virtue of a stock dividend, stock split or any other change in the corporate or capital structure of the Company will be subject to the same restrictions as the Restricted Stock; provided, further, that the Participant will have no right to retain such stock dividends or stock distributions with respect to Shares that are repurchased at the Participant’s Purchase Price or Exercise Price pursuant to Section 12.

12.2 Financial Statements.    The Company will provide financial statements to each Participant prior to such Participant’s purchase of Shares under this Plan, and to each Participant annually during the period such Participant has Awards outstanding; provided, however, the Company will not be required to provide such financial statements to Participants whose services in connection with the Company assure them access to equivalent information.

12.3 Restrictions on Shares.    At the discretion of the Committee, the Company may reserve to itself and/or its assignee(s) in the Award Agreement a right to repurchase a portion of or all Unvested Shares held by a Participant following such Participant’s Termination at any time within ninety (90) days after the later of Participant’s Termination Date and the date Participant purchases Shares under this Plan, for cash and/or cancellation of purchase money indebtedness, at the Participant’s Exercise Price or Purchase Price, as the case may be.

13. CERTIFICATES.    All certificates for Shares or other securities delivered under this Plan will be subject to such stock transfer orders, legends and other restrictions as the Committee may deem necessary or advisable, including restrictions under any applicable federal, state or foreign securities law, or any rules, regulations and other requirements of the SEC or any stock exchange or automated quotation system upon which the Shares may be listed or quoted.

14. ESCROW; PLEDGE OF SHARES.    To enforce any restrictions on a Participant’s Shares, the Committee may require the Participant to deposit all certificates representing Shares, together with stock powers or other instruments of transfer approved by the Committee, appropriately endorsed in blank, with the Company or an agent designated by the Company to hold in escrow until such restrictions have lapsed or terminated, and the Committee may cause a legend or legends referencing such restrictions to be placed on the certificates. Any Participant who is permitted to execute a promissory note as partial or full consideration for the purchase of Shares under this Plan will be required to pledge and deposit with the Company all or part of the Shares so purchased as collateral to secure the payment of Participant’s obligation to the Company under the promissory note; provided, however, that the Committee may require or accept other or additional forms of collateral to secure the payment of such obligation and, in any event, the Company will have full recourse against the Participant under the promissory note notwithstanding any pledge of the Participant’s Shares or other collateral. In connection with any pledge of the Shares, Participant will be required to execute and deliver a written pledge agreement in such form as the Committee will from time to time approve. The Shares purchased with the promissory note may be released from the pledge on a pro rata basis as the promissory note is paid.

15. EXCHANGE AND BUYOUT OF AWARDS.    The Committee may, at any time or from time to time, authorize the Company, with the consent of the respective Participants, to issue new Awards in exchange for the surrender and cancellation of any or all outstanding Awards. The Committee may at any time buy from a Participant an Award previously granted with payment in cash, Shares (including Restricted Stock) or other consideration, based on such terms and conditions as the Committee and the Participant may agree.

16. SECURITIES LAW AND OTHER REGULATORY COMPLIANCE.    An Award will not be effective unless such Award is in compliance with all applicable federal and state securities laws, rules and regulations of any governmental body, and the requirements of any stock exchange or automated quotation system upon which the Shares may then be listed or quoted, as they are in effect on the date of grant of the Award and also on the date of exercise or other issuance. Notwithstanding any other provision in this Plan, the Company will have no obligation to issue or deliver certificates for Shares under this Plan prior to: (a) obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and/or (b) completion of any registration or other qualification of such Shares under any state or federal law or ruling of any governmental body that the Company determines to be necessary or advisable. The Company will be under no obligation to register the Shares with the SEC or to effect compliance with the registration, qualification or listing requirements of any state securities laws, stock exchange or automated quotation system, and the Company will have no liability for any inability or failure to do so.

17. NO OBLIGATION TO EMPLOY.    Nothing in this Plan or any Award granted under this Plan will confer or be deemed to confer on any Participant any right to continue in the employ of, or to continue any other relationship with, the Company or any Parent or Subsidiary of the Company or limit in any way the right of the Company or any Parent or Subsidiary of the Company to terminate Participant’s employment or other relationship at any time, with or without cause.

18. CORPORATE TRANSACTIONS.

18.1 Assumption or Replacement of Awards by Successor.    Except for automatic grants to Outside Directors pursuant to Section 9 hereof, in the event of (a) a dissolution or liquidation of the Company, (b) a merger or consolidation in which the Company is not the surviving corporation (other than a merger or consolidation with a wholly-owned subsidiary, a reincorporation of the Company in a different jurisdiction, or other transaction in which there is no substantial change in the stockholders of the Company or their relative stock holdings and the Awards granted under this Plan are assumed, converted or replaced by the successor corporation, which assumption will be binding on all Participants), (c) a merger in which the Company is the surviving corporation but after which the stockholders of the Company immediately prior to such merger (other than any stockholder that merges, or which owns or controls another corporation that merges, with the Company in such merger) cease to own their shares or other equity interest in the Company, (d) the sale of substantially all of the assets of the Company, or (e) the acquisition, sale, or transfer of more than 50% of the outstanding shares of the Company by tender offer or similar transaction (each, a “Corporate Transaction”), (i) the vesting of all outstanding Awards will accelerate as to an additional 25% of the Shares that are unvested on the date of the Corporate Transaction and, (ii) thereafter, unless otherwise set forth below, all unvested shares subject to outstanding Awards will continue to vest in equal monthly installments over the remaining original vesting term as set forth in the Award Agreement. Upon a Corporate Transaction, all outstanding Awards shall be assumed by the successor or acquiring corporation (if any), which assumption will be binding on all Participants. In the alternative, the successor or acquiring corporation may substitute equivalent Awards or provide substantially similar consideration to Participants as was provided to shareholders (after taking into account the existing provisions of the Awards). The successor corporation may also issue, in place of outstanding unvested Shares of the Company held by the Participants, substantially similar shares or other property subject to repurchase restrictions no less favorable to the Participant. In the event such successor corporation (if any) refuses to assume or substitute Awards, as provided above, pursuant to a Corporate Transaction described in this Subsection 18.1, such Awards will expire on such Corporate Transaction at such time and on such conditions as the Committee will determine. Notwithstanding anything in this Plan to the contrary, the

Committee may, in its sole discretion, provide that the vesting of any or all Awards granted pursuant to this Plan will accelerate upon a Corporate Transaction described in this Section 18. If the Committee exercises such discretion with respect to Options, such Options will become exercisable in full prior to the consummation of such event at such time and on such conditions as the Committee determines, and if such Options are not exercised prior to the consummation of the Corporate Transaction, they shall terminate at such time as determined by the Committee.

18.2 Other Treatment of Awards.    Subject to any greater rights granted to Participants under the foregoing provisions of this Section 18, in the event of the occurrence of any Corporate Transaction described in Section 18.1, any outstanding Awards will be treated as provided in the applicable agreement or plan of merger, consolidation, dissolution, liquidation, or sale of assets.

18.3 Assumption of Awards by the Company.    The Company, from time to time, also may substitute or assume outstanding awards granted by another company, whether in connection with an acquisition of such other company or otherwise, by either; (a) granting an Award under this Plan in substitution of such other company’s award; or (b) assuming such award as if it had been granted under this Plan if the terms of such assumed award could be applied to an Award granted under this Plan. Such substitution or assumption will be permissible if the holder of the substituted or assumed award would have been eligible to be granted an Award under this Plan if the other company had applied the rules of this Plan to such grant. In the event the Company assumes an award granted by another company, the terms and conditions of such award will remain unchanged (except that the exercise price and the number and nature of Shares issuable upon exercise of any such option will be adjusted appropriately pursuant to Section 424(a) of the Code). In the event the Company elects to grant a new Option rather than assuming an existing option, such new Option may be granted with a similarly adjusted Exercise Price.

19. ADOPTION AND STOCKHOLDER APPROVAL.    This Plan will become effective on the date on which the registration statement filed by the Company with the SEC under the Securities Act registering the initial public offering of the Company’s Common Stock is declared effective by the SEC (the “Effective Date”). This Plan shall be approved by the stockholders of the Company (excluding Shares issued pursuant to this Plan), consistent with applicable laws, within twelve (12) months before or after the date this Plan is adopted by the Board. Upon the Effective Date, the Committee may grant Awards pursuant to this Plan; provided, however, that: (a) no Option may be exercised prior to initial stockholder approval of this Plan; (b) no Option granted pursuant to an increase in the number of Shares subject to this Plan approved by the Board will be exercised prior to the time such increase has been approved by the stockholders of the Company; (c) in the event that initial stockholder approval is not obtained within the time period provided herein, all Awards granted hereunder shall be cancelled, any Shares issued pursuant to any Awards shall be cancelled and any purchase of Shares issued hereunder shall be rescinded; and (d) in the event that stockholder approval of such increase is not obtained within the time period provided herein, all Awards granted pursuant to such increase will be cancelled, any Shares issued pursuant to any Award granted pursuant to such increase will be cancelled, and any purchase of Shares pursuant to such increase will be rescinded.

20. TERM OF PLAN/GOVERNING LAW.    Unless earlier terminated as provided herein, this Plan will terminate ten (10) years from the date this Plan is adopted by the Board or, if earlier, the date of stockholder approval. This Plan and all agreements thereunder shall be governed by and construed in accordance with the laws of the State of California.

21. AMENDMENT OR TERMINATION OF PLAN.    The Board may at any time terminate or amend this Plan in any respect, including without limitation amendment of any form of Award Agreement or instrument to be executed pursuant to this Plan; provided, however, that the Board will not, without the approval of the stockholders of the Company, amend this Plan in any manner that requires such stockholder approval.

22. NONEXCLUSIVITY OF THE PLAN.    Neither the adoption of this Plan by the Board, the submission of this Plan to the stockholders of the Company for approval, nor any provision of this Plan will be construed as creating any limitations on the power of the Board to adopt such additional compensation arrangements as it may deem desirable, including, without limitation, the granting of stock options and bonuses otherwise than under this Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

23. DEFINITIONS.    As used in this Plan, the following terms will have the following meanings:

“Award” means any award under this Plan, including any Option, Restricted Stock or Stock Bonus.

“Award Agreement” means, with respect to each Award, the signed written agreement between the Company and the Participant setting forth the terms and conditions of the Award.

“Board” means the Board of Directors of the Company.

“Cause” means the commission of an act of theft, embezzlement, fraud, dishonesty or a breach of fiduciary duty to the Company or a Parent or Subsidiary of the Company.

“Code” means the Internal Revenue Code of 1986, as amended.

“Committee” means the Compensation Committee of the Board.

“Company” means Lexar Media, Inc. or any successor corporation.

“Disability” means a disability, whether temporary or permanent, partial or total, as determined by the Committee.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exercise Price” means the price at which a holder of an Option may purchase the Shares issuable upon exercise of the Option.

“Fair Market Value” means, as of any date, the value of a share of the Company’s Common Stock determined as follows:

(a)if such Common Stock is then quoted on the Nasdaq National Market, its closing price on the Nasdaq National Market on the date of determination as reported in The Wall Street Journal;

(b)if such Common Stock is publicly traded and is then listed on a national securities exchange, its closing price on the date of determination on the principal national securities exchange on which the Common Stock is listed or admitted to trading as reported in The Wall Street Journal;

(c)if such Common Stock is publicly traded but is not quoted on the Nasdaq National Market nor listed or admitted to trading on a national securities exchange, the average of the closing bid and asked prices on the date of determination as reported in The Wall Street Journal;

(d)in the case of an Award made on the Effective Date, the price per share at which shares of the Company’s Common Stock are initially offered for sale to the public by the Company’s underwriters in the initial public offering of the Company’s Common Stock pursuant to a registration statement filed with the SEC under the Securities Act; or

(e)if none of the foregoing is applicable, by the Committee in good faith.

“Family Member” includes any of the following:

(a)child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the Participant, including any such person with such relationship to the Participant by adoption;

(b)any person (other than a tenant or employee) sharing the Participant’s household;

(c)a trust in which the persons in (a) and (b) have more than fifty percent of the beneficial interest;

(d)a foundation in which the persons in (a) and (b) or the Participant control the management of assets; or

(e)any other entity in which the persons in (a) and (b) or the Participant own more than fifty percent of the voting interest.

“Insider” means an officer or director of the Company or any other person whose transactions in the Company’s Common Stock are subject to Section 16 of the Exchange Act.

“Option” means an award of an option to purchase Shares pursuant to Section 5.

“Outside Director” means a member of the Board who is not an employee of the Company or any Parent, Subsidiary or Affiliate of the Company.

“Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if each of such corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

“Participant” means a person who receives an Award under this Plan.

“Performance Factors” means the factors selected by the Committee from among the following measures to determine whether the performance goals established by the Committee and applicable to Awards have been satisfied:

(a)Net revenue and/or net revenue growth;

(b)Earnings before income taxes and amortization and/or earnings before income taxes and amortization growth;

(c)Operating income and/or operating income growth;

(d)Net income and/or net income growth;

(e)Earnings per share and/or earnings per share growth;

(f)Total stockholder return and/or total stockholder return growth;

(g)Return on equity;

(h)Operating cash flow return on income;

(i)Adjusted operating cash flow return on income;

(j)Economic value added; and

(k)Individual confidential business objectives.

“Performance Period” means the period of service determined by the Committee, not to exceed five years, during which years of service or performance is to be measured for Restricted Stock Awards or Stock Bonuses.

“Plan” means this Lexar Media, Inc. 2000 Equity Incentive Plan, as amended from time to time.

“Restricted Stock Award” means an award of Shares pursuant to Section 6.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Shares” means shares of the Company’s Common Stock reserved for issuance under this Plan, as adjusted pursuant to Sections 2 and 18, and any successor security.

“Stock Bonus” means an award of Shares, or cash in lieu of Shares, pursuant to Section 7.

“Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

“Termination” or “Terminated” means, for purposes of this Plan with respect to a Participant, that the Participant has for any reason ceased to provide services as an employee, officer, director, consultant, independent contractor, or advisor to the Company or a Parent or Subsidiary of the Company. An employee will not be deemed to have ceased to provide services in the case of (i) sick leave, (ii) military leave, or (iii) any other leave of absence approved by the Committee, provided, that such leave is for a period of not more than 90 days, unless reemployment upon the expiration of such leave is guaranteed by contract or statute or unless provided otherwise pursuant to formal policy adopted from time to time by the Company and issued and promulgated to employees in writing. In the case of any employee on an approved leave of absence, the Committee may make such provisions respecting suspension of vesting of the Award while on leave from the employ of the Company or a Subsidiary as it may deem appropriate, except that in no event may an Option be exercised after the expiration of the term set forth in the Option agreement. The Committee will have sole discretion to determine whether a Participant has ceased to provide services and the effective date on which the Participant ceased to provide services (the “Termination Date”).

“Unvested Shares” means “Unvested Shares” as defined in the Award Agreement.

“Vested Shares” means “Vested Shares” as defined in the Award Agreement.

LEXAR MEDIA, INC.

Annual Meeting of Stockholders — May 26, 2004

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Eric B. Stang and Eric S. Whitaker, as the Proxyholders, each with full powers of substitution, and hereby authorizes them to represent and to vote, as designated below, all shares of Common Stock, $0.0001 par value per share, of Lexar Media, Inc. (the “Corporation”) that the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Corporation (the “Meeting”) to be held on Wednesday, May 26, 2004, at 10:00 a.m., local time, at the Fremont Marriott, 46100 Landing Parkway, Fremont, California and at any adjournment or postponement thereof.

This Proxy, when properly executed and returned in a timely manner, will be voted at the Meeting and any adjournment or postponement thereof in the manner described herein. If no contrary indication is made, the proxy will be voted FOR the Board of Director nominees and FOR the ratification of PricewaterhouseCoopers LLP and in accordance with the judgment and in the discretion of the persons named as Proxyholders herein on any other business that may properly come before the Meeting or any adjournment or postponement thereof, to the extent authorized by Rule 14a-4(c) promulgated under the Securities Exchange Act of 1934.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED AND DATED ON REVERSE SIDE	SEE REVERSE SIDE

Address Change/Comments (Mark the corresponding box on the reverse side)

é    FOLD AND DETACH HERE    é

The Board of Directors unanimously recommends that you vote FOR the Board of Director nominees and FOR the ratification of PricewaterhouseCoopers LLP.	Please Mark Here for Address Change or Comments	☐
SEE REVERSE SIDE

		FOR all nominees	WITHHOLD from all nominees			FOR	AGAINST	ABSTAIN
1.	ELECTION OF DIRECTORS.	☐	☐	2.	PROPOSAL TO RATIFY THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2004.	☐	☐	☐
	Nominees:

	01. John A. Rollwagen 02. Mary Tripsas				Please sign exactly as your name appears on this Proxy. If more than one name appears, all persons so designated should sign. Attorneys, executors, administrators, trustees and guardians should indicate their capacities. If the signer is a corporation, please print full corporate name and indicate capacity of duly authorized officer executing on behalf of the corporation. If the signer is a partnership, please print full partnership name and indicate capacity of duly authorized person executing on behalf of the partnership. Please date this Proxy.
To withhold authority to vote for any individual nominee, strike a line through that nominee’s name.

Signature:                                                       Date:                                     Printed Name:                                                  Address:

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THIS PROXY CARD AND RETURN IT PRIOR TO THE MEETING IN THE ENCLOSED ENVELOPE.

é    FOLD AND DETACH HERE    é